                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

================================================================================

                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF

                                OCTOBER 14, 2004

                                  BY AND AMONG

                          UNITED NATIONAL GROUP, LTD.,

                       UNITED NATIONAL INSURANCE COMPANY,

                          PENN INDEPENDENT CORPORATION,

                         THE SHAREHOLDERS NAMED HEREIN,

                                       AND

                        THE SHAREHOLDERS' REPRESENTATIVE

================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I DEFINITIONS.........................................................................................     2
   Section 1.1        Definitions.............................................................................     2

ARTICLE II PURCHASE AND SALE OF SHARES........................................................................     6
   Section 2.1        Sale and Transfer of the PIC Shares.....................................................     6
   Section 2.2        The Purchase Price......................................................................     6
   Section 2.3        Purchase Price Adjustment...............................................................     7
   Section 2.4        EBITDA Payment..........................................................................     8
   Section 2.5        Further Assurances......................................................................     9

ARTICLE III THE CLOSING.......................................................................................    10
   Section 3.1        The Closing.............................................................................    10
   Section 3.2        Deliveries by PIC, the Shareholders and the Shareholders' Representative................    10
   Section 3.3        Deliveries by Parent....................................................................    11

ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING PIC.......................................................    11
   Section 4.1        Organization and Qualification..........................................................    12
   Section 4.2        Capitalization..........................................................................    12
   Section 4.3        Corporate Authorization; Enforceability; Board Action...................................    13
   Section 4.4        Consents and Approvals; No Violations...................................................    14
   Section 4.5        Financial Statements....................................................................    14
   Section 4.6        Absence of Certain Changes..............................................................    15
   Section 4.7        Undisclosed Liabilities.................................................................    15
   Section 4.8        Litigation..............................................................................    16
   Section 4.9        Compliance with Laws....................................................................    16
   Section 4.10       Accounts................................................................................    18
   Section 4.11       Books and Records.......................................................................    18
   Section 4.12       Producer Relationships..................................................................    18
   Section 4.13       Insurance Markets.......................................................................    19
   Section 4.14       Employee Benefit Plans..................................................................    19
   Section 4.15       Employee Matters........................................................................    21
   Section 4.16       Taxes...................................................................................    21
   Section 4.17       Certain Contracts.......................................................................    23
   Section 4.18       Intellectual Property; Software.........................................................    24
   Section 4.19       Properties and Assets...................................................................    26
   Section 4.20       Environmental Matters...................................................................    26
   Section 4.21       Transactions with Affiliates............................................................    27
   Section 4.22       Insurance...............................................................................    27
   Section 4.23       Finders' or Advisors' Fees..............................................................    27
   Section 4.24       Ownership of PNG Shares.................................................................    28
   Section 4.25       Disclosure Documents....................................................................    28
   Section 4.26       Risk Management.........................................................................    28
   Section 4.27       Derivatives.............................................................................    28
   Section 4.28       Disclosure..............................................................................    28
   Section 4.29       Merger Agreement Representations and Warranties.........................................    29

   Section 4.30       No Other Representations................................................................    29

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................................................    29
   Section 5.1        Ownership of Stock; Title...............................................................    29
   Section 5.2        Authority...............................................................................    30
   Section 5.3        No Violation; Consents and Approvals....................................................    30
   Section 5.4        Outstanding Obligations.................................................................    31
   Section 5.5        Disclosure Documents....................................................................    31

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.................................................    31
   Section 6.1        Organization and Qualification..........................................................    31
   Section 6.2        Corporate Authorization; Board Action...................................................    32
   Section 6.3        Consents and Approvals; No Violations...................................................    32
   Section 6.4        Investment Representation...............................................................    33

ARTICLE VII COVENANTS.........................................................................................    33
   Section 7.1        Conduct of PIC..........................................................................    33
   Section 7.2        Conduct of the Shareholders.............................................................    36
   Section 7.3        Access to Information; Confidentiality..................................................    36
   Section 7.4        Regulatory Filings; Commercially Reasonable Best Efforts................................    37
   Section 7.5        Notification of Certain Matters.........................................................    38
   Section 7.6        No Solicitation; Unsolicited Proposals..................................................    39
   Section 7.7        Subsequent Actions......................................................................    40
   Section 7.8        Employee Benefits.......................................................................    40
   Section 7.9        PNG.....................................................................................    41
   Section 7.10       Non-Solicitation and Non-Competition....................................................    41
   Section 7.11       Shareholder Releases....................................................................    43
   Section 7.12       Hatboro Headquarters....................................................................    44
   Section 7.13       Disclosure Documents....................................................................    44

ARTICLE VIII CONDITIONS.......................................................................................    45
   Section 8.1        Conditions to the Obligations of Each Party.............................................    45
   Section 8.2        Conditions to the Obligations of Parent and Buyer.......................................    45
   Section 8.3        Conditions to the Obligations of PIC and the Shareholders...............................    48
   Section 8.4        Frustration of Closing Conditions.......................................................    48

ARTICLE IX VOTING AGREEMENT...................................................................................    48
   Section 9.1        Voting of the PNG Shares................................................................    48

ARTICLE X TERMINATION.........................................................................................    49
   Section 10.1       Termination.............................................................................    49
   Section 10.2       Effect of Termination...................................................................    50
   Section 10.3       Fees and Expenses.......................................................................    50

ARTICLE XI INDEMNIFICATION....................................................................................    51
   Section 11.1       Indemnification by the Principal Shareholder............................................    51
   Section 11.2       Indemnification by Parent and Buyer.....................................................    52
   Section 11.3       Notice of Claim; Defense................................................................    53
   Section 11.4       Survival of Indemnification Claims; Offset..............................................    54
   Section 11.5       Characterization of Indemnification Payments............................................    54

   Section 11.6       Effect of Investigation.................................................................    54
   Section 11.7       Limitations on Indemnification..........................................................    54
   Section 11.8       Exclusive Remedy........................................................................    55

ARTICLE XII TAX MATTERS.......................................................................................    56
   Section 12.1       Apportionment of Taxes..................................................................    56
   Section 12.2       Contest Provisions......................................................................    57
   Section 12.3       Tax Returns.............................................................................    58
   Section 12.4       Refunds, Credits and Net Operating Losses...............................................    58
   Section 12.5       Survival of Tax Provisions..............................................................    59
   Section 12.6       Transfer Taxes..........................................................................    59
   Section 12.7       Exclusivity.............................................................................    59
   Section 12.8       Certain Post-Closing Actions which Affect Shareholders'
                       Liability for Taxes....................................................................    59
   Section 12.9       Termination of Existing Tax Sharing Agreements..........................................    59
   Section 12.10      Characterization of Indemnification Payments............................................    60
   Section 12.11      Assistance and Cooperation..............................................................    60
   Section 12.12      FIRPTA..................................................................................    60

ARTICLE XIII THE SHAREHOLDER REPRESENTATIVE...................................................................    60
   Section 13.1       The Shareholders' Representative........................................................    60

ARTICLE XIV MISCELLANEOUS.....................................................................................    62
   Section 14.1       Survival of Covenants, Representations and Warranties...................................    62
   Section 14.2       Amendments; No Waivers..................................................................    63
   Section 14.3       Notices.................................................................................    63
   Section 14.4       Successors and Assigns..................................................................    65
   Section 14.5       Governing Law...........................................................................    65
   Section 14.6       Jurisdiction............................................................................    65
   Section 14.7       Waiver of Jury Trial....................................................................    65
   Section 14.8       Counterparts; Effectiveness.............................................................    65
   Section 14.9       Entire Agreement........................................................................    65
   Section 14.10      Third Party Beneficiaries...............................................................    66
   Section 14.11      Severability............................................................................    66
   Section 14.12      Specific Performance....................................................................    66
   Section 14.13      Construction; Interpretation............................................................    66
   Section 14.14      Changes in PNG Common Stock.............................................................    67
   Section 14.15      Obligations of Each of the Shareholders and PIC.........................................    67

   EXHIBIT A......................................................................................  SHAREHOLDER DATA
   EXHIBIT B..............................................................................  FORM OF ESCROW AGREEMENT
   EXHIBIT C......................................................................................  KNOWLEDGE OF PIC
   EXHIBIT D...............................................................................  FORM OF GENERAL RELEASE
   EXHIBIT E...............................................................................  FORM OF SPOUSAL CONSENT
   EXHIBIT F...................................................................................  FORM OF MLB OPINION
   EXHIBIT G.................................................................  FORM OF SHAREHOLDERS' COUNSEL OPINION

                             INDEX OF DEFINED TERMS

                                                                                                                PAGE
                                                                                                                ----
Accounting Referee............................................................................................     7
Action........................................................................................................    16
Actual EBITDA.................................................................................................     9
Additional PNG Equity.........................................................................................     1
Additional PNG Equity Holders.................................................................................     1
Adjusted EBITDA...............................................................................................     9
Affected Employees............................................................................................    41
affiliate.....................................................................................................    66
Agreement.....................................................................................................     1
Alternative Transaction.......................................................................................    39
Approving Holders.............................................................................................    61
Audited Financial Statements..................................................................................    14
Books and Records.............................................................................................     2
Business Day..................................................................................................     2
Buyer.........................................................................................................     1
Closing.......................................................................................................    10
Closing Date..................................................................................................    10
Closing Date Balance Sheet....................................................................................     7
Closing Net Working Capital...................................................................................     7
Code..........................................................................................................     2
Confidentiality Agreement.....................................................................................    37
Contract......................................................................................................     2
Copyrights....................................................................................................    24
Current Leases................................................................................................    44
Designated Employees..........................................................................................    42
EBITDA Statement..............................................................................................     8
End Date......................................................................................................    49
ERISA.........................................................................................................    19
ERISA Affiliate...............................................................................................    19
Escrow Agreement..............................................................................................     2
Escrowed Amount...............................................................................................     6
Excess Bonus..................................................................................................     6
Exchange Act..................................................................................................     2
Fee Cap.......................................................................................................    51
Final EBITDA Statement........................................................................................     9
Financial Statements..........................................................................................    14
FIRPTA Certificate............................................................................................    60
Form S-4......................................................................................................    28
GAAP..........................................................................................................     7
General Releases..............................................................................................    10
Governmental Authority........................................................................................     2
Hazardous Material............................................................................................     2
Headquarters..................................................................................................    44

Headquarters Lease............................................................................................    44
Headquarters Purchase Agreement...............................................................................    44
HSR Act.......................................................................................................    14
including.....................................................................................................    66
Indemnified Person............................................................................................    53
Indemnitor....................................................................................................    53
Indemnity Reduction Amounts...................................................................................    55
Insurance Permit..............................................................................................     3
Intellectual Property.........................................................................................    24
IP Licenses...................................................................................................    25
Joint Proxy Statement/Prospectus..............................................................................    28
Key Employees.................................................................................................    47
knowledge of the PIC..........................................................................................     3
Law...........................................................................................................     3
Lazard........................................................................................................    27
Leased Real Property..........................................................................................    26
Leases........................................................................................................    23
Liability.....................................................................................................     3
Lien..........................................................................................................     3
Major Producers...............................................................................................    18
Margin Error..................................................................................................     8
Material Adverse Effect.......................................................................................     3
Material Contracts............................................................................................    24
Merger........................................................................................................     3
Merger Agreement..............................................................................................     3
Net Working Capital...........................................................................................     3
Paid Amount...................................................................................................     6
Parent........................................................................................................     1
Parent Disclosure Letter......................................................................................    32
Parent Indemnified Persons....................................................................................    51
Parent Losses.................................................................................................     3
Patents.......................................................................................................    24
PBCL..........................................................................................................    13
Permitted Liens...............................................................................................     4
Person........................................................................................................     4
PIC...........................................................................................................     1
PIC Balance Sheet.............................................................................................     4
PIC Business Documents........................................................................................    17
PIC Contracts.................................................................................................    24
PIC Disclosure Letter.........................................................................................    12
PIC Employee Plans............................................................................................    19
PIC Holdings..................................................................................................    28
PIC Intellectual Property.....................................................................................    25
PIC Permits...................................................................................................     4
PIC Shares....................................................................................................     6
PIC Subsidiary Convertible Security...........................................................................    13

PIC-Produced Insurance Contracts..............................................................................     4
PNG...........................................................................................................     1
PNG Common Stock..............................................................................................     1
PNG Shares....................................................................................................    28
PNG Stock Purchase Agreements.................................................................................     1
Pre-Closing Tax Period........................................................................................    56
Principal Shareholder.........................................................................................     4
Producer......................................................................................................    18
Producer Agreement............................................................................................    18
Proxy.........................................................................................................    49
Purchase Price................................................................................................     6
Release.......................................................................................................     5
Releasee......................................................................................................    43
Representative................................................................................................     5
Requisite Regulatory Approvals................................................................................    46
Restricted Business...........................................................................................    42
Restricted Shareholder........................................................................................    43
Securities Act................................................................................................     5
Shareholder...................................................................................................     1
Shareholder Indemnified Persons...............................................................................    53
Shareholder Losses............................................................................................    53
Shareholders..................................................................................................     1
Shareholders' Representative..................................................................................     1
Software......................................................................................................    25
Straddle Period...............................................................................................    56
Subsidiary....................................................................................................     5
Target Net Working Capital....................................................................................     5
Tax...........................................................................................................     5
Tax Authority.................................................................................................     5
Tax Claim.....................................................................................................    59
Tax Gross-Up Payment..........................................................................................     5
Tax Return....................................................................................................     5
Taxes.........................................................................................................     5
Third Party...................................................................................................     6
Total Current Assets..........................................................................................     6
Total Current Liabilities.....................................................................................     6
Trade Secrets.................................................................................................    25
Trademarks....................................................................................................    24
Transfer Taxes................................................................................................    59
Unaudited Financial Statements................................................................................    14
Voting Debt...................................................................................................    12
WARN Act......................................................................................................    21

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 14, 2004, is entered into by and among United National Group, Ltd., an exempted company formed with limited liability under the laws of the Cayman Islands ("Parent"), United National Insurance Company, a Pennsylvania corporation and an indirect, wholly-owned subsidiary of Parent ("Buyer"), Penn Independent Corporation, a Pennsylvania corporation ("PIC"), each of the shareholders of PIC whose names are set forth on Exhibit A hereto (each, a "Shareholder," and, collectively, the "Shareholders") and Irvin Saltzman (the "Shareholders' Representative") in his capacity as the Shareholders' Representative.

                              W I T N E S S E T H:

            WHEREAS, PIC, through a wholly-owned subsidiary, owns approximately thirty-one percent (31%) of the outstanding common stock (the "PNG Common Stock"), par value $0.01 per share, of Penn-America Group, Inc., a Pennsylvania corporation ("PNG ");

            WHEREAS, the Shareholders own all of the issued and outstanding shares of PIC, and each of the Shareholders deems it advisable and in their best interests to consummate the acquisition of PIC by Parent and Buyer;

            WHEREAS, each of the Boards of Directors of Parent and PIC has approved, and deems it advisable and in the best interests of its respective shareholders to consummate the acquisition of PIC by Parent and Buyer, which acquisition is to be effected by the purchase of all the outstanding capital stock of PIC by Buyer upon the terms and subject to the conditions set forth herein;

            WHEREAS, each of the Principal Shareholder (as defined below) and Jon S. Saltzman (together, the "Additional PNG Equity Holders") desires to sell to Buyer simultaneously with the Closing (as defined below), and Buyer desires to acquire, shares of PNG Common Stock issued upon the exercise of the options to purchase shares of PNG Common Stock owned by them (such shares of PNG Common Stock, collectively, the "Additional PNG Equity"); and

            WHEREAS, the Additional PNG Equity Holders are entering into separate stock purchase agreements with Buyer simultaneously with the execution of this Agreement to effect the sale and transfer of the Additional PNG Equity to Buyer (collectively, the "PNG Stock Purchase Agreements"), subject to the terms and conditions contained in the PNG Stock Purchase Agreements.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

            "Books and Records" means the originals or copies of all customer lists, policy information, insurance contract forms, administrative and pricing manuals, claim records, sales records, underwriting records, financial records, compliance records, data files prepared for or filed with regulators of the businesses of PIC and its Subsidiaries and premium Tax records, each in the possession or control of PIC, its Subsidiaries or any of their affiliates, whether or not stored in hardcopy form or on magnetic or optical media (to the extent not subject to licensing restrictions), but excluding prior to the Closing any such lists, information and records that are prohibited from being disclosed or transferred by applicable Law or regulatory requirements.

            "Business Day" means any day other than Saturday, Sunday and any day on which banking institutions in the Commonwealth of Pennsylvania are authorized by Law or other governmental action to close.

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Contract" means, with respect to any Person, any agreement, arrangement, undertaking, contract, commitment, obligation, promise, indenture, deed of trust or other instrument, document or agreement (whether written or oral and whether express or implied) by which that Person, or any amount of its properties or assets, is bound or subject.

            "Escrow Agreement" means the Escrow Agreement among Buyer, the Principal Shareholder and the escrow agent named therein substantially in the form of Exhibit B hereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any domestic (federal, state or local), foreign or supranational governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrative body or any self-regulatory organization (including but not limited to state departments or divisions of insurance).

            "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including (i) petroleum, asbestos or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

            "Insurance Permit" means any PIC Permit in any jurisdiction to issue, underwrite, assume, place or otherwise transact the business of insurance.

            "knowledge of PIC" means the actual knowledge that was or would reasonably be expected to be obtained after due inquiry of the individuals listed on Exhibit C hereto; provided, that in any case where PIC makes any representations or warranties as to the action, inaction, status or position of any Person other than PIC, its Subsidiaries, their respective officers and directors and any Shareholder, it is specifically understood that PIC has not made and shall not be required to make, any specific inquiry or investigation of or with respect to such Person.

            "Law" means any law (including common law), ordinance, writ, directive, judgment, order, decree, injunction, statute, treaty, rule, regulation, regulatory requirement or determination of (or an agreement with) a Governmental Authority.

            "Liability" means any debt, liability, commitment, obligation, claim or cause of action of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise.

            "Lien" means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Material Adverse Effect" means, with respect to any Person, any fact, event, circumstance, change, condition or effect that, individually or together with other facts, events, circumstances, changes, conditions or effects, (a) has been, or would reasonably be expected to be, material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or
(b) has materially delayed, or would reasonably be expected to materially delay, the consummation of the transactions contemplated hereby or has materially and adversely affected, or would reasonably be expected to materially and adversely affect, the ability of such Person and its Subsidiaries, taken as a whole, to perform timely its obligations hereunder or to consummate timely the transactions contemplated hereby; provided, however, that a change or effect resulting from changes or effects to the U.S. economy in general shall be deemed not to be a Material Adverse Effect.

            "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of October 14, 2004, by and among Parent, U.N. Holdings II, Inc., Cheltenham Acquisition Corp. and PNG.

            "Merger" means the business combination of PNG with Buyer pursuant to, and upon the terms and conditions set forth in, the Merger Agreement.

            "Net Working Capital" means the Total Current Assets minus the Total Current Liabilities of PIC and its Subsidiaries.

            "Parent Losses" means any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the defense of any of the same or in asserting, preserving or enforcing any of the rights of the Parent Indemnified Persons arising under Article XI) incurred by any of the Parent Indemnified Persons, whether or not involving a third-party claim, which are caused by, arise from or are related to:

                        (i) any breach by PIC of any of PIC's representations
            and warranties contained in or made by or pursuant to Article IV (other than Sections 4.16 and 4.29); provided, however, that, in the case of any representation or warranty that is limited by "material," "Material Adverse Effect" or by any similar term or limitation, the occurrence of a breach or inaccuracy of such representation or warranty, as the case may be, and the amount of Parent Losses shall be determined as if "material," "Material Adverse Effect" or by any similar term or limitation were not included therein;

                        (ii) any breach by any of the Shareholders of any of
            such parties' covenants in Article VII that survive the Closing; or

                        (iii) any breach prior to the Closing by PIC or any of
            the Shareholders of any covenants contained in Article VII.

All statements contained in any exhibit, certificate or schedule hereto delivered by PIC, the Shareholders' Representative or any Shareholder shall be deemed representations and warranties.

            "Permitted Liens" means (a) Liens for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves are reflected on the Financial Statements, (b) original purchase price conditional sales contracts and equipment leases with Third Parties entered into in the ordinary course of business and consistent with past practice, (c) Liens that do not materially interfere with or materially affect the value or use in any material respect of the respective underlying asset to which such Liens relate, and (d) any Liens disclosed on Section 1.1 of the PIC Disclosure Letter.

            "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity or group (as defined in the Exchange Act).

            "PIC Balance Sheet" means the unaudited consolidated balance sheet of PIC as of June 30, 2004.

            "PIC Permits" means all licenses, franchises, permits, certificates, approvals, accreditations or other similar authorizations from any Governmental Authority required for, affecting, or relating in any way to, any business operated or services furnished by PIC or its Subsidiaries, including Insurance Permits.

            "PIC-Produced Insurance Contracts" means all policies, binders and Contracts of insurance procured by PIC or any of its Subsidiaries.

            "Principal Shareholder" means Irvin Saltzman.

            "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

            "Representative" means, with respect to any Person, (a) such Person,
(b) its respective Subsidiaries and affiliates and (c) such Person's, and such Person's respective Subsidiaries' and affiliates', respective officers, directors, employees, shareholders, partners, controlling persons, auditors, financial advisors, attorneys, accountants, consultants, agents, advisors or representatives.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Subsidiary" of a Person means: (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) or
(ii) the only general partners or members of which are such Person or one or more of the other Subsidiaries of such Person (or any combination thereof). Without limiting the generality of the foregoing and for avoidance of ambiguity, PNG shall not be deemed to be a Subsidiary of PIC.

            "Target Net Working Capital" means three million dollars
($3,000,000).

            "Tax Authority" means any competent Governmental Authority exercising any regulatory or Taxing authority responsible for the determination, assessment or collection of Taxes.

            "Tax Return" means any return, report or similar statement (including any attachment or supplements thereto) supplied to or required to be supplied to any Tax Authority, including any information return, claim for refund, amended return or declaration of estimated Tax.

            "Tax" or "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority, including taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations or other similar charges of any kind on or with respect to income, franchises, premiums, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other similar charges of any kind in the nature of excise, withholding, ad valorem or value added.

            "Tax Gross-Up Payment" means a payment made such that (i) the sum of the amount of such gross-up payment plus the amount of the payment with respect to which such gross-up payment was made less (ii) all Taxes imposed on such sum equals (iii) the amount of payment with respect to which such gross-up payment was made.

            "Third Party" means any Person (or group of Persons) other than Parent and its Subsidiaries.

            "Total Current Assets" means the current assets of PIC and its Subsidiaries relating to the line items set forth in Section 1.1 of the PIC Disclosure Letter and set forth on the Closing Date Balance Sheet.

            "Total Current Liabilities" means the current liabilities of PIC and its Subsidiaries relating to the line items set forth in Section 1.1 of the PIC Disclosure Letter and set forth on the Closing Date Balance Sheet.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

            Section 2.1 Sale and Transfer of the PIC Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Shareholders shall sell, convey, assign, transfer and deliver to Buyer all of the issued and outstanding shares of common stock, par value $1.00 per share, of PIC (the "PIC Shares") free and clear of all Liens.

            Section 2.2 The Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Buyer of the PIC Shares, Buyer shall pay to the Shareholders total consideration of ninety-five million dollars ($95,000,000), as adjusted in accordance with the terms of this Agreement. Such amount shall be paid as follows, Buyer shall (i) pay to the Shareholders by wire transfer of immediately available funds to an account or accounts designated in writing by the Shareholders' Representative the sum of (A) eighty-nine million dollars ($89,000,000) minus (B) the amount, if any, equal to (1) the aggregate amount of change of control bonuses or other payments (including the amounts payable pursuant to Section 8.2(k)), including associated Tax Gross-Up Payments, and any additional accruals (as compared to the relevant accrual set forth on PIC's March 31, 2004 balance sheet) (with each accrual compared on an item-by-item basis, rather than on an aggregate basis for all such accruals) required in connection with or as a result of (with or without lapse of time and whether alone or in combination with another event) the transactions contemplated by this Agreement, with respect to amounts paid or payable to any officers or employees of PIC or its Subsidiaries pursuant to Contracts in effect as of the date hereof, minus (2) five million dollars ($5,000,000) (the excess of (1) over (2), the "Excess Bonus") minus (3) any Tax benefit (including the reduction of Taxes) when and if actually realized by PIC in any taxable period or portion thereof beginning following the Closing solely as a result of the payment of the Excess Bonus (assuming that all other available losses, deductions, loss carry forwards and other tax attributes are utilized prior to the Excess Bonus) (such sum, the "Paid Amount") to be distributed among the Shareholders according to each Shareholders' percentage ownership as set forth in Section 2.2 of the PIC Disclosure Letter and (ii) deposit into escrow the sum of six million dollars ($6,000,000) (the "Escrowed Amount" and together with the Paid Amount, the "Purchase Price"). The Purchase Price shall be subject to adjustment pursuant to Sections 2.3, 2.4 and 10.3(b). The Escrowed Amount shall be subject to the terms of the Escrow Agreement and this Agreement and shall remain in escrow until eighteen (18) months after the Closing Date or until it is paid to the Principal Shareholder or Buyer pursuant to the Escrow Agreement and this Agreement; provided that, subject in all respects to the terms of the Escrow Agreement, two million dollars ($2,000,000) of the Escrowed Amount shall be paid to the Principal Shareholder on each of the sixth (6) month anniversary of the Closing Date and the one (1) year anniversary of the Closing Date. All interest earned on the Escrowed Amount shall be paid to Buyer. Buyer shall pay the costs in connection with establishing and maintaining the escrow account pursuant to the Escrow Agreement.

            Section 2.3 Purchase Price Adjustment.

            (a) Within ninety (90) calendar days following the Closing Date, Parent shall cause its independent public accountants to prepare and deliver to the Shareholders' Representative a statement containing the balance sheet of PIC as of the Closing Date (the "Closing Date Balance Sheet") and a calculation of the Net Working Capital as of the Closing Date (such amount, the "Closing Net Working Capital"); provided, that the Excess Bonus shall not be deducted in calculating the Closing Net Working Capital. The Closing Date Balance Sheet shall be prepared, and the Closing Net Working Capital shall be calculated, in accordance with United States generally accepted accounting principles ("GAAP") (as in effect on the Closing Date).

            (b) If the Shareholders' Representative in good faith disagrees with Parent's calculation of the Closing Net Working Capital as set forth on the Closing Date Balance Sheet, he may within twenty (20) Business Days after receipt thereof deliver a written notice to Parent disagreeing with such calculation of the Closing Net Working Capital. Any such notice of disagreement shall specify in reasonable detail those items or amounts comprising the Closing Net Working Capital as to which the Shareholders' Representative disagrees and the basis of such disagreement. If no such notice of disagreement is timely delivered pursuant to this Section 2.3(b), the Closing Net Working Capital set forth on the Closing Date Balance Sheet shall be final and binding on the parties hereto.

            (c) If a notice of disagreement shall be timely delivered pursuant to Section 2.3(b), the parties shall, during the twenty (20) Business Days following such delivery, use their reasonable efforts to reach an agreement on the disputed items. If such an agreement is reached, the Closing Net Working Capital as so agreed shall be final and binding on the parties hereto. If the parties are unable to reach such an agreement, a nationally-recognized accounting firm jointly selected by Parent and the Shareholders' Representative not then performing, or that has not performed in the past two (2) years, material services for any of the Shareholders or Parent (the "Accounting Referee") shall be retained to review promptly this Agreement and the disputed items or amounts. The Accounting Referee shall deliver to the parties, as promptly as practicable, and within forty-five (45) calendar days of being referred the matter, a report setting forth its adjustments, if any, to the Closing Date Balance Sheet and the calculations supporting such adjustments. The Accounting Referee shall act as an arbitrator to determine, based solely on the provisions of this Section 2.3 and the presentations by Parent and the Shareholders' Representative, and not by independent review, only those issues still in dispute. Such report shall be final and binding upon the parties hereto and the Closing Net Working Capital as adjusted pursuant to such report shall be final and binding on the parties hereto. The cost of the Accounting

Referee's review and report shall be borne by each of the Shareholder's Representative and Parent in proportion to their respective Margin Errors. For purposes of this section, "Margin Error" shall mean the difference between such Person's disputed estimated amount of the Closing Net Working Capital and the final amount of the binding Closing Net Working Capital as determined by the Accounting Referee (in all cases multiplying any negative result by - 1).

            (d) If the Target Net Working Capital exceeds the Closing Net Working Capital reflected on the Closing Date Balance Sheet, then the Principal Shareholder shall promptly pay to Buyer, as an adjustment to the Purchase Price, without interest, an amount equal to such excess.

            (e) Any payments pursuant to Section 2.3(d) shall be made by wire transfer of immediately available funds to an account at a United States bank designated in writing by Parent.

            Section 2.4 EBITDA Payment.

            (a) If the Closing occurs:

                        (i) prior to December 31, 2004, then as promptly as
            practicable after December 31, 2004 (but in no event later than ninety (90) days thereafter), Parent shall cause its independent public accountants to prepare and deliver to the Shareholders' Representative a statement containing a calculation of the Adjusted EBITDA (as defined in Section 2.4(e)) (the "EBITDA Statement"); or

                        (ii) after December 31, 2004, then as promptly as
            practicable after December 31, 2004 (but in no event later than ninety (90) days thereafter), PIC shall prepare and deliver to Parent and the Shareholders' Representative the EBITDA Statement.

            (b) In the case of Section 2.4(a)(i) above, if the Shareholders' Representative in good faith disagrees with Parent's calculation of the EBITDA Statement, he may within twenty (20) Business Days after receipt thereof deliver a written notice to Parent disagreeing with such calculation of the EBITDA Statement. In the case of Section 2.4(a)(ii) above, if Parent or the Shareholders' Representative in good faith disagrees with PIC's calculation of the EBITDA Statement, it may within twenty (20) Business Days after receipt thereof deliver a written notice to PIC disagreeing with such calculation of the EBITDA Statement. Any such notice of disagreement shall specify in reasonable detail those items or amounts comprising the EBITDA Statement as to which the Shareholders' Representative or Parent, as applicable, disagrees and the basis of such disagreement. If no such notice of disagreement is timely delivered pursuant to this Section 2.4(b), the EBITDA Statement shall be final and binding on the parties hereto.

            (c) If a notice of disagreement shall be timely delivered pursuant to Section 2.4(b), the parties shall, during the twenty (20) Business Days following such delivery, use their reasonable efforts to reach an agreement on the disputed items. If such an agreement is reached, the EBITDA Statement as so agreed shall be final and binding on the parties hereto. If the parties are unable to reach such an agreement, an Accounting Referee shall be retained to review promptly this Agreement and the disputed items or amounts. The Accounting Referee shall deliver to the parties, as promptly as practicable, and within forty-five (45) calendar days of being referred the matter, a report setting forth its adjustments, if any, to the EBITDA Statement and the calculations supporting such adjustments. The Accounting Referee shall act as an arbitrator to determine, based solely on the provisions of this Section 2.4 and the presentations by Parent and the Shareholders' Representative, and not by independent review, only those issues still in dispute. Such report shall be final and binding upon the parties hereto and the EBITDA Statement as adjusted pursuant to such report shall be final and binding on the parties hereto. The EBITDA Statement, as agreed to by the Parent and the Shareholders' Representative, or as adjusted by the Accountant pursuant to the preceding sentence, will be final and binding and will be referred to as the "Final EBITDA Statement". The cost of the Accounting Referee's review and report shall be borne by each of the Shareholder's Representative and Parent in proportion to their respective Margin Errors.

            (d) If the Actual EBITDA (as defined below) exceeds six million nine hundred thirty-one thousand dollars ($6,931,000), Buyer shall, without interest, pay to the Principal Shareholder an amount equal to 5.126 times the amount by which the Actual EBITDA is in excess of six million nine hundred thirty-one thousand dollars ($6,931,000) as an adjustment to the Purchase Price. If the Actual EBITDA is less than five million six hundred seventy-one thousand dollars ($5,671,000), the Principal Shareholder shall pay, without interest, to Buyer the absolute value of the amount equal to 5.126 times the amount by which the Actual EBITDA is less than five million six hundred seventy-one thousand dollars ($5,671,000) as an adjustment to the Purchase Price. In no event shall any payment by Buyer pursuant to this Section 2.4 exceed three million dollars ($3,000,000).

            (e) For purposes of this Agreement:

                        (i) "Actual EBITDA" means the Adjusted EBITDA as shown
            on the Final EBITDA Statement.

                        (ii) "Adjusted EBITDA" means consolidated pre-Tax net
            operating income of PIC and its Subsidiaries for the fiscal year ended December 31, 2004 (calculated in accordance with GAAP (as in effect on the Closing Date) applied on a consistent basis with the Audited Financial Statements) and as adjusted in accordance with
            Section 2.4(e) of the Parent Disclosure Letter. In all cases, Adjusted EBITDA will exclude the cumulative effect of any change in accounting principles.

            (f) Any payments or transfers made pursuant to Section 2.4(d) shall be made within two (2) Business Days after the completion of the Final EBITDA Statement in accordance with Section 2.4(c) above. Any payments pursuant to
Section 2.4(d) shall be made by wire transfer of immediately available funds to an account at a United States bank designated in writing by Parent or the Shareholders' Representative, as applicable.

            Section 2.5 Further Assurances. After the Closing, the Shareholders and the Shareholders' Representative shall from time to time, at the reasonable request of Parent, Buyer or PIC, execute and deliver such other instruments of conveyance and transfer and take such other actions as Parent, Buyer or PIC may reasonably request, in order to consummate the transactions contemplated hereby and to vest in Buyer the right, title and interest in and to the PIC Shares.

                                   ARTICLE III

                                   THE CLOSING

            Section 3.1 The Closing. The sale and transfer (the "Closing") of the PIC Shares by the Shareholders to Buyer shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, at 10:00 am local time, as soon as reasonably practicable, but in any event within two (2) Business Days after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing) (the actual time and date of the Closing being referred to herein as the "Closing Date").

            Section 3.2 Deliveries by PIC, the Shareholders and the Shareholders' Representative. Subject to the conditions set forth in this Agreement, at the Closing, and simultaneously with Parent's deliveries hereunder, PIC, the Shareholders and the Shareholders' Representative shall deliver, or cause to be delivered, to Parent or Buyer, as applicable, the following:

            (a) stock certificates representing all of the PIC Shares sufficient to vest in Buyer good and marketable title to such PIC Shares accompanied by stock powers duly endorsed in blank or accompanied by duly executed documents of transfer;

            (b) a document, duly executed by each Person who is an executive officer and/or director of PIC, reciting that such document shall become effective simultaneously with the Closing, that effects the resignation of such Person as an executive officer (unless such executive officer is a party to an employment agreement or is otherwise continuing employment pursuant to Section 8.2(g)) and/or director of PIC;

            (c) executed general releases from each of the directors and executive officers of PIC, as well as the Key Employees, in each case, in the form attached hereto as Exhibit D (the "General Releases");

            (d) executed copies of the consents referred to in Sections 4.4(a) and 7.4(d);

            (e) all of the Books and Records of PIC and its Subsidiaries;

            (f) the officer's certificate referred to in Section 8.2(a);

            (g) the Shareholders' Representative's certificate referred to in
Section 8.2(b);

            (h) a certificate of the secretary or an assistant secretary of PIC setting forth resolutions of its Board of Directors with respect to the authorization of PIC to execute and deliver this Agreement and to enter into the transactions contemplated herein;

            (i) the Escrow Agreement duly executed by the Principal Shareholder;

            (j) the FIRPTA Certificate (as defined below);

            (k) the opinion of Morgan, Lewis & Bockius LLP referred to in
Section 8.2(i);

            (l) the opinions of counsel to the Shareholders referred to in
Section 8.2(i);

            (m) an executed spousal consent for each of the Shareholders set forth in Section 5.2(b) of the PIC Disclosure Letter, in form and substance as set forth in Exhibit E; and

            (n) all other previously undelivered documents reasonably required to be delivered by PIC, the Shareholders or the Shareholders' Representative to Parent or Buyer at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

            Section 3.3 Deliveries by Parent. Subject to the conditions set forth in this Agreement, at the Closing, and simultaneously with PIC's, the Shareholders' and the Shareholders' Representative's deliveries hereunder, Parent shall deliver or cause to be delivered to PIC or the Shareholders' Representative, as applicable, the following:

            (a) the Paid Amount;

            (b) either the Headquarters Lease or the Headquarters Purchase Agreement duly executed by Parent or affiliate of Parent;

            (c) the Escrow Agreement duly executed by Buyer;

            (d) the Escrowed Amount to the escrow agent identified in the Escrow Agreement;

            (e) the officer's certificate referred to in Section 8.3; and

            (f) all other previously undelivered documents required to be delivered by Parent to PIC and the Shareholders' Representative at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES REGARDING PIC

            Each of PIC and the Shareholders, jointly and severally, represents and warrants to Parent and Buyer as follows:

            Section 4.1 Organization and Qualification. Each of PIC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of PIC and its Subsidiaries has the requisite corporate power and authority and any necessary PIC Permit to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on PIC. Section 4.1 of the disclosure letter delivered by PIC and the Shareholders' Representative to Parent simultaneously with the execution of this Agreement (the "PIC Disclosure Letter") sets forth a complete list of PIC's Subsidiaries and for each such Subsidiary indicates its ownership and the jurisdictions in which it is organized and qualified to do business as a foreign corporation. Other than as set forth in Section 4.1 of the PIC Disclosure Letter and its ownership of PNG Common Stock, neither PIC nor any of its Subsidiaries is the record or beneficial owner, directly or indirectly, of any capital stock or other ownership interest of any kind whatsoever in any other Person.

            Section 4.2 Capitalization.

            (a) The authorized capital stock of PIC consists of 1,000,000 PIC Shares, of which, as of the date hereof, 534,333 shares are issued and outstanding. As of the date hereof, there are no PIC Shares held in treasury. All the outstanding shares of PIC's capital stock are duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of PIC or any of its Subsidiaries issued and outstanding. Except as set forth above or in Section 4.2(a) of the PIC Disclosure Letter and except for the transactions provided for in this Agreement, as of the date hereof, (i) there are no shares of capital stock of PIC authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of PIC or any of its Subsidiaries, obligating PIC or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, PIC or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of PIC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. There are no outstanding contractual obligations of PIC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any PIC Shares or other capital stock of PIC or any of its Subsidiaries or affiliates of PIC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any of its Subsidiaries or any other entity nor has PIC or any of its Subsidiaries granted or agreed to grant to any Person any stock appreciation rights or similar equity-based rights.

            (b) Except as set forth in Section 4.2(b) of the PIC Disclosure Letter, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of PIC is, directly or indirectly, owned by PIC, and all such capital stock has been validly issued and is fully paid and nonassessable and owned by either PIC or one of its Subsidiaries free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 4.2(b) of the PIC Disclosure Letter, there are no outstanding options, warrants or other rights to acquire from PIC or any of its Subsidiaries, and no preemptive or similar rights, subscriptions or other rights, or convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Subsidiary of PIC, obligating PIC or any of its Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of PIC or obligating PIC or any Subsidiary of PIC to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment (each of the foregoing, a "PIC Subsidiary Convertible Security"). There are no outstanding obligations of the PIC or any of its Subsidiaries to repurchase, redeem or otherwise acquire from any Person (other than PIC or a wholly-owned Subsidiary of PIC) any outstanding shares of capital stock of any Subsidiary of PIC or any PIC Subsidiary Convertible Securities. No Subsidiary of PIC owns, either directly or indirectly, any shares of capital stock of PIC.

            (c) Except as set forth in Section 4.2(c) of the PIC Disclosure Letter, there are no voting trusts or other agreements or understandings to which PIC or any of its Subsidiaries is a party with respect to the voting of the capital stock of PIC or any of its Subsidiaries. None of PIC or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of PIC or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

            Section 4.3 Corporate Authorization; Enforceability; Board Action.

            (a) PIC has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PIC and no other corporate proceedings on the part of PIC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by PIC and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding agreement of PIC enforceable against PIC in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and to general equity principles.

            (b) The Board of Directors of PIC, at a meeting duly called and held or by written consent, unanimously has (i) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of PIC and the Shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby.

            (c) No "fair price," "merger moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the provisions of Subchapters E, F, G and H of Chapter 25 of the Pennsylvania Business Corporation Law (the "PBCL")) applies, will apply or purports to apply to this Agreement or the transactions contemplated hereby.

Pursuant to the PBCL, the articles of incorporation of PNG explicitly provide that the provisions of Subchapters E, F, G and H of Chapter 25 of the PBCL shall not be applicable to PNG; and therefore, no "fair price," "merger moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the provisions of Subchapters E, F, G and H of Chapter 25 of the
PBCL) applies, will apply or purports to apply to the Merger Agreement or the transactions contemplated thereby.

            Section 4.4 Consents and Approvals; No Violations.

            (a) The execution, delivery and performance by PIC of this Agreement and the consummation by PIC and its Subsidiaries of the transactions contemplated hereby require no action by or in respect of, or notice to or filing with, any Governmental Authority (including with respect to any Subsidiary of PIC) other than (i) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) those set forth in Section 4.4(a) of the PIC Disclosure Letter that are required under federal and state Laws governing insurance and companies that underwrite, place or otherwise transact the business of insurance. Section 4.4(a) of the PIC Disclosure Letter sets forth each such approval and identifies the applicable Subsidiary (including the applicable state in which it operates) and applicable Governmental Authority.

            (b) Except as set forth in Section 4.4(b) of the PIC Disclosure Letter, neither the execution, delivery or performance by PIC of this Agreement nor the consummation by PIC and its Subsidiaries of the transactions contemplated hereby nor compliance by PIC with any of the provisions hereof will
(i) conflict with or result in any breach of any provisions of the articles of incorporation or bylaws of PIC or the similar organizational and governing documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.4(a), conflict with or result in any violation of any provision of any Law binding upon or applicable to PIC or any of its Subsidiaries, (iii) require the consent, approval or authorization of, or notice to or filing with, any Third Party with respect to, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of PIC or any of its Subsidiaries or to a loss of any benefit to which PIC or any of its Subsidiaries is entitled) under, any provision of any PIC Contract or any PIC Permit or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of PIC or any of its Subsidiaries.

            Section 4.5 Financial Statements.

            (a) Section 4.5(a) of the PIC Disclosure Letter sets forth a true and complete copy of PIC's consolidated financial statements, which include a combined balance sheet of PIC and its subsidiaries as of December 31 for each of the years 2001 to 2003, together with combined statements of income, shareholders' equity and cash flows for each of the years then ended, all of which have been reviewed by PIC's independent public accountants, whose reports thereon are included (the "Audited Financial Statements"). Section 4.5(a) of the PIC Disclosure Letter sets forth a true and complete copy of PIC's unaudited interim balance sheet as of June 30, 2004 and the related unaudited interim statements of income for the six (6) months ended June 30, 2004 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the Books and Records of PIC and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of PIC and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the absence of footnotes), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

            (b) PIC and its Subsidiaries maintain accurate Books and Records reflecting their assets and liabilities and maintain proper and adequate internal accounting controls that provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (iii) access to their assets is permitted only in accordance with management's authorization, and (iv) accounts, notes and other receivable and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

            (c) Neither PIC nor any of its Subsidiaries nor, to the knowledge of PIC, any Representative of PIC or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of PIC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that PIC or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

            Section 4.6 Absence of Certain Changes. Except as set forth in
Section 4.6 of the PIC Disclosure Letter, since December 31, 2003 (a) PIC and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course thereof and there has not occurred (i) any fact, event, circumstance, change, condition or effect (including the incurrence of any Liabilities of any nature, whether or not accrued, contingent or otherwise) that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PIC; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of PIC or of any of its wholly-owned Subsidiaries other than dividends paid to PIC or any of its wholly-owned Subsidiaries by a wholly-owned Subsidiary; or (iii) any change by PIC or any of its Subsidiaries in accounting principles or methods, and (b) neither PIC nor any of its Subsidiaries has taken any action or made any omission which, if taken or made after the date of this Agreement, would be prohibited by Section 7.1.

            Section 4.7 Undisclosed Liabilities. Except for Liabilities (a) set forth in Section 4.7 of the PIC Disclosure Letter or on the face of the Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice, and (c) that are not, individually or in the aggregate, material to PIC, neither PIC nor any of its Subsidiaries has incurred any Liabilities of any nature that would be required to be reflected or reserved against on a consolidated balance sheet of PIC and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the PIC Balance Sheet. Section 4.7 of the PIC Disclosure Letter sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of PIC and its Subsidiaries that will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the transactions contemplated hereby.

            Section 4.8 Litigation.

            (a) PIC has furnished to Parent and its Representatives a complete list of each litigation, suit, action, claim, charge or other proceeding (each, an "Action") that has been instituted or, to the knowledge of PIC, threatened against, by or affecting PIC or any of its Subsidiaries, the outcome of which, if determined adversely to PIC, would be reasonably expected to have a Material Adverse Effect on PIC. Except as set forth in Section 4.8(a) of the PIC Disclosure Letter, (i) there is no Action by or before any Governmental Authority pending or, to the knowledge of PIC, threatened, against, by or affecting PIC or any of its Subsidiaries, except for such Actions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PIC and (ii) no investigation or inquiry by or before any Governmental Authority is pending or, to the knowledge of PIC, threatened against PIC or any of its Subsidiaries.

            (b)Except as set forth in Section 4.8(b) of the PIC Disclosure Letter, there are no judgments, injunctions, writs, orders or decrees binding on PIC or any of its Subsidiaries that (i) have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PIC or any of its Subsidiaries or (ii) would be binding upon Parent or any of its Subsidiaries following consummation of the transactions contemplated hereby.

            Section 4.9 Compliance with Laws.

            (a) Except as set forth in Section 4.9(a) of the PIC Disclosure Letter, PIC and each of its Subsidiaries and, to the knowledge of PIC, each Third Party service provider acting on behalf of PIC or any of its Subsidiaries, are, and since January 1, 2001 have been, in compliance in all material respects with all applicable Laws. All Books and Records, including personnel files of any employee or agent, of PIC and its Subsidiaries have been maintained, in all material respects, accurately and in accordance with applicable Law.

            (b) Except as set forth in Section 4.9(b) of the PIC Disclosure Letter, (i) all PIC Permits are valid and in full force and effect, (ii) neither PIC nor any of its Subsidiaries is in default under, or in violation of, any PIC Permit, and no event has occurred or condition exists which constitutes or, that with notice or lapse of time or both, could constitute, a default under, or violation of, any PIC Permit, (iii) none of the PIC Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, and (iv) all applications required to have been filed for the renewal of any PIC Permits have been duly filed on a timely basis with the appropriate Governmental Authorities. All such PIC Permits are set forth in Section 4.9(b) of the PIC Disclosure Letter. Neither PIC nor any of its Subsidiaries is operating under any Contract with any Governmental Authority that requires it to take, or refrain from taking, any action relating to the conduct of its business or the performance of its obligations under this Agreement or the Merger Agreement otherwise permitted by applicable Law.

            (c) Except as set forth in Section 4.9(c) of the PIC Disclosure Letter or as would not reasonably be expected to have a Material Adverse Effect on PIC, since January 1, 2001, (i) neither PIC nor any of its Subsidiaries nor, to the knowledge of PIC, any Third Party service provider acting on behalf of PIC, has received, or otherwise has any knowledge of, any written or oral notice from any Governmental Authority that (x) alleges any material noncompliance (or that PIC or any of its Subsidiaries or any such Third Party service provider is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (y) could reasonably be expected to result in a fine, assessment or cease and desist order, or the suspension, revocation or material limitation or restriction of any PIC Permit, (ii) to the knowledge of PIC, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding of the type described in clause (i) and (iii) neither PIC nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Authority with respect to its non-compliance with, or violation of, any applicable Law.

            (d) Except as set forth in Section 4.9(d) of the PIC Disclosure Letter, since January 1, 2001, PIC and each of its Subsidiaries has timely filed all regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority (the "PIC Business Documents"), including state insurance regulatory authorities and any applicable federal regulatory authorities, and have timely paid all Taxes, fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not be material to PIC and its Subsidiaries. All PIC Business Documents were true, correct and complete in all material respects when filed, complied in all material respects with applicable Law in effect when filed, and no material deficiencies have been asserted by any such Governmental Authority with respect to PIC Business Documents that have not been satisfied. There is no material unresolved violation or exception by any such Governmental Authority with respect to any of the PIC Business Documents. As of their respective dates, the PIC Business Documents complied in all material respects with applicable Law and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. PIC has delivered or made available to Parent a true and complete copy of each material PIC Business Document.

            (e) Except as set forth in Section 4.9(e) of the PIC Disclosure Letter, PIC and its Subsidiaries have properly administered, in compliance in all material respects with applicable Law, all accounts for which it acts as a fiduciary, if any, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing document. Neither PIC nor its Subsidiaries nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accounting for each such fiduciary account is true and correct in all material respects and accurately reflects the assets of such fiduciary account.

            (f) PIC and its Subsidiaries have implemented procedures and programs to provide assurance that its agents and employees are in compliance in all material respects with all applicable Laws, including Laws, regulations, directives and opinions of Governmental Authorities relating to advertising, licensing and sales practices.

            (g) Each of PIC and its Subsidiaries has been and is in material compliance with (i) all applicable Laws concerning privacy or security, and (ii) all of its internal policies and/or agreements with other Persons concerning privacy or security.

            Section 4.10 Accounts. Section 4.10 of the PIC Disclosure Letter sets forth the names of all financial and other similar institutions at which PIC and/or its Subsidiaries maintain accounts, deposits or safe deposit boxes of any nature, and the account numbers and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

            Section 4.11 Books and Records. The Books and Records of PIC and its Subsidiaries (i) are complete and accurate in all material respects and (ii) have been maintained in all material respects in accordance with PIC's and its Subsidiaries' customary business practices, as applicable, and with applicable Law. PIC has heretofore made available to Parent the minute books of PIC and PIC's Subsidiaries for its inspection. These minutes are complete and correct through December 31, 2003. Minute books that are complete and correct through the date hereof will be provided prior to Closing.

            Section 4.12 Producer Relationships.

            (a) Section 4.12(a)(i) of the PIC Disclosure Letter sets forth the standard form of agreement currently being utilized by PIC and its Subsidiaries with respect to the insurance producers of the PIC-Produced Insurance Contracts (the "Producer Agreement"). Except as set forth in Section 4.12(a)(ii) of the PIC Disclosure Letter, all of the Contracts currently in effect between PIC or one of its Subsidiaries and a producer of PIC-Produced Insurance Contracts are in all material respects in the form of the Producer Agreement.

            (b) Section 4.12(b) of the PIC Disclosure Letter sets forth a list of the top twenty (20) producers of PIC-Produced Insurance Contracts during the year ended December 31, 2003 (the "Major Producers"). Since January 1, 2003, no Major Producer has cancelled, substantially modified (including the amount thereof) or otherwise terminated its Producer Agreement with PIC or any of its Subsidiaries with PIC and its Subsidiaries, and, to the knowledge of PIC, no such party has indicated an intent to do so. To the knowledge of PIC, each producer of PIC-Produced Insurance Contracts with which PIC or any of its Subsidiaries has a written Contract (a "Producer") is duly licensed (to the extent that such licenses are required) in each jurisdiction in which the Producer places or sells insurance on behalf of PIC or any of its Subsidiaries. Except as set forth in Section 4.12(b) of the PIC Disclosure Letter, PIC and its Subsidiaries are not in breach or violation of, or default under, in any material respect, any of its Contracts with Producers. To the knowledge of PIC, no Producer is the subject of, or party to, any disciplinary action or proceeding under any applicable Law. Except as set forth in Section 4.12(b) of the PIC Disclosure Letter, there is no dispute pending or, to the knowledge of PIC, threatened against PIC or any of its Subsidiaries by any Producer.

            (c) Except as set forth in Section 4.12(c) of the PIC Disclosure Letter, PIC has no agency contracts, Third Party administration Contracts or other similar arrangements or commitments, or amendments, supplements or modifications thereto, under which an independent party has authority to perform underwriting analysis and issue insurance policies on behalf of PIC or any of its Subsidiaries or otherwise bind PIC or any of its Subsidiaries without prior approval by PIC or any of its Subsidiaries.

            Section 4.13 Insurance Markets. Except as set forth in Section 4.13 of the PIC Disclosure Letter, PIC and its Subsidiaries have all requisite authorizations to place business in the insurance markets in which they operate. Except as set forth in Section 4.13 of the PIC Disclosure Letter, since January 1, 2003, neither PIC nor any of its Subsidiaries has had its authority cancelled, nonrenewed, suspended, substantially restricted or otherwise impaired in any such insurance market in which it places business. Except as set forth in
Section 4.13 of the PIC Disclosure Letter, neither PIC nor any of its Subsidiaries is in violation of, or default under, any requirements necessary to place business in the insurance markets in which it operates. Except as set forth in Section 4.13 of the PIC Disclosure Letter, neither PIC nor any of its Subsidiaries is the subject of, or party to, any actual or, to the knowledge of PIC, threatened disciplinary action or proceeding under any applicable Law in respect of its placement of business in any of the insurance markets in which it operates. Neither PIC nor any of its Subsidiaries places business directly or indirectly in any insurance market, other than those in which it has full authorization to do so. At and following the Closing, except as set forth in
Section 4.13 of the PIC Disclosure Letter, each of PIC and its Subsidiaries will hold valid authorizations to place business in the insurance markets in which it operates as of the date hereof.

            Section 4.14 Employee Benefit Plans.

            (a) Section 4.14(a) of the PIC Disclosure Letter sets forth a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option, phantom stock, phantom equity or other equity compensation plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by PIC or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with PIC would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which PIC or an ERISA Affiliate is party, whether written or oral, for the benefit of any current or former employee, consultant or director of PIC or any Subsidiary (the "PIC Employee Plans").

            (b) With respect to each PIC Employee Plan, PIC has heretofore made available to Parent true and complete copies of the PIC Employee Plan and any amendments thereto (or if the PIC Employee Plan is not a written plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each PIC Employee Plan intended to qualify under Section 401 of the Code. Except as set forth in

Section 4.14(b) of the PIC Disclosure Letter, there have not been any amendments, modifications, terminations or any other changes to any PIC Employee Plans as in effect on such date.

            (c) No liability under Title IV or Section 302 of ERISA has been incurred by PIC or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to PIC or any ERISA Affiliate of incurring such liability, and neither PIC nor any ERISA Affiliates made, or was required to make, contributions to any plan subject to Title IV of ERISA during the six (6) year period ending on the last day of the most recent fiscal year ended prior to the Closing Date for any such plan.

            (d) Each PIC Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including ERISA and the Code.

            (e) Each PIC Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such PIC Employee Plans is qualified and the trust related thereto is exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened.

            (f) No PIC Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for periods extending beyond retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former participant (or his beneficiary).

            Except as set forth in Section 4.14(g) of the PIC Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of PIC or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or benefit or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer. No amounts payable under the PIC Employee Plans will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code. Section 4.14(g) of the PIC Disclosure Letter sets forth each outstanding grant under any existing phantom stock plan of PIC and its Subsidiaries, and all liabilities accrued under such phantom stock plans have been paid, accrued, or otherwise adequately reserved in accordance with GAAP.

            (g) There are no pending or threatened material claims by or on behalf of any PIC Employee Plan, by any Person or beneficiary covered under any such PIC Employee Plan, or otherwise involving any such PIC Employee Plan (other than routine claims for benefits).

            (h) None of PIC, any PIC Employee Plan, any trust created thereunder or, to the knowledge of PIC, any trustee or administrator thereof has engaged in a transaction in connection with which PIC, any PIC Employee Plan, any such trust or any trustee or administrator thereof, or any party dealing with any PIC Employee Plan or any such trust, would be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code.

            Section 4.15 Employee Matters. Except as set forth in Section 4.15 of the PIC Disclosure Letter:

            (a) Neither PIC nor any of its Subsidiaries is a party to or bound by any (i) collective bargaining or similar agreement with any labor organization or (ii) work rules or practices agreed to with any labor organization or employee association applicable to employees of PIC or any of its Subsidiaries.

            (b) None of the employees of PIC or any of its Subsidiaries is represented by any labor organization, and PIC has no knowledge of any current union organizing activities among the employees of PIC or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees.

            (c) There are no labor strikes, labor disputes, work stoppages, lockouts or material grievances pending or, to the knowledge of PIC, threatened involving the employees of PIC or any of its Subsidiaries, and during the past five (5) years there has not been any such actions.

            (d) There are no complaints, charges or claims against PIC or any of its Subsidiaries pending or, to the knowledge of PIC, threatened to be brought or filed with any Governmental Authority in connection with the employment by PIC or any of its Subsidiaries of any individual, including, without limitation, any claim relating to employment discrimination, equal pay, sexual harassment, employee safety and health, wages and hours or workers' compensation.

            (e) To the knowledge of PIC, neither PIC nor any of its Subsidiaries has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to PIC or any of its Subsidiaries, and no such investigation is in progress.

            (f) During the last five (5) years, neither PIC nor any of its Subsidiaries has effectuated a "plant closing" or a "mass layoff" (as such terms are defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")), and neither PIC nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any Law that is similar to the WARN Act.

            (g) None of the employees of PIC or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) during the ninety
(90) day period prior to the date of this Agreement.

            Section 4.16 Taxes. Except as set forth in Section 4.16 of the PIC Disclosure Letter:

            (a) Each of PIC, its Subsidiaries and any consolidated, affiliated, combined or unitary group of which PIC or any of its Subsidiaries is a member has (i) timely filed (or there have been timely filed on its behalf) with the appropriate Tax Authorities all income and other Tax Returns required to be filed by it or them (giving effect to all extensions) (except for delays or latenesses in filing of short duration the occurrence of which has not had and will not have, individually or in the aggregate, a Material Adverse Effect on PIC or any of its Subsidiaries) and such Tax Returns are true, correct and complete in all material respects,
(ii) timely (giving effect to all extensions) paid in full (or there has been timely (giving effect to all extensions) paid in full on its behalf) all material income and other Taxes required to have been paid by it or them, and
(iii) made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due.

            (b) There are no Liens for Taxes upon any property or assets of PIC or any Subsidiary of PIC, except for Liens for Taxes not yet due and payable.

            (c) Each of PIC and its Subsidiaries has complied in all material respects with all applicable Laws relating to the withholding of Taxes and payment thereof.

            (d) As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of PIC or any of its Subsidiaries, and neither PIC nor any Subsidiary of PIC has received a written notice of any pending or proposed claims, audits or proceedings with respect to Taxes.

            (e) Neither PIC nor any of its Subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

            (f) Neither PIC nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns has been given by or on behalf of PIC or any of its Subsidiaries.

            (g) Neither PIC nor any of its Subsidiaries is a party to any Contract providing for the allocation, sharing or indemnification of Taxes.

            (h) The federal income Tax Returns of PIC and each of its Subsidiaries have been examined and any disputes relating thereto have been settled with the Internal Revenue Service (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods ending on or before December 31, 2000.

            (i) Neither PIC nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only PIC and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

            (j) Neither PIC nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within two years of the date of this Agreement.

            (k) Neither PIC nor any of its Subsidiaries have agreed, or is required, to make any material adjustment under Section 481 of the Code affecting any taxable year ending after December 31, 1999.

            (l) No claim has been made in writing by any Tax Authority in a jurisdiction where PIC or any of its Subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

            (m) Neither PIC nor any of its Subsidiaries has received any written notice of deficiency or assessment from any Tax Authority for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of PIC, no such deficiency or assessment is proposed.

            Section 4.17 Certain Contracts.

            (a) PIC Contracts. Section 4.17(a) of the PIC Disclosure Letter sets forth, with respect to or otherwise affecting PIC or any of its Subsidiaries:
(i) any Contract relating to the incurrence of indebtedness (including sale and leaseback transactions, capitalized lease transactions and other similar financing transactions), including any such Contract that contains provisions that in any non-de-minimis manner restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted that will be acquired, directly or indirectly, by Parent, (ii) any non-competition Contract or any other Contract or obligation that purports to limit in any respect the manner or the localities in which the business of PIC or any of its Subsidiaries, or following consummation of the transactions contemplated by this Agreement, Parent's businesses, is or would be conducted, (iii) any Contract providing for the indemnification by PIC or any of its Subsidiaries of any Person, (iv) any joint venture or partnership Contract, (v) any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of PIC or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business (other than in connection with financing transactions or Contracts entered into in the ordinary course of business and consistent with past practice that require that the particular transactions that are the subject thereof to be conducted with the counterparty or counterparties to the contract), (vi) any Contract providing for any future payments that are conditioned, in whole or in part, on a change of control or similar event, (vii) any Contract that contains a "most favored nation" clause or requires any type of exclusive dealing or similar arrangement involving PIC or any of its Subsidiaries, (viii) any agency, broker, sales representative, marketing or similar Contract involving annual payments in excess of seventy-five thousand dollars ($75,000), (ix) any agreement or understanding with, or restriction imposed by, a Governmental Authority or other Third Party relating to the payment of dividends or maintenance of capital by PIC or any of its Subsidiaries, (x) any agreement or commitment to make any loan, advance or capital contribution to, or investment in, any Person other than a direct or indirect wholly-owned Subsidiary of PIC, (xi) all leases, subleases, licenses or other Contracts, including all amendments, extensions, renewals, guaranties or other Contracts with respect thereto, pursuant to which PIC or any of its Subsidiaries use or hold any material Leased Real Property ("Leases"), (xii) any agreement granting or obtaining any right to use or practice any rights under any material Intellectual Property (other than licenses for readily available commercial software having an acquisition price of less than twenty-five thousand dollars ($25,000)), (xiii) any material outsourcing agreements (including those pursuant to which call center or customer service functions are performed), (xiv) any other Contracts not listed above that involve annual revenues or annual expenditures in excess of one hundred thousand dollars ($100,000), and (xv) any other Contracts not listed above that are material to PIC and its Subsidiaries taken as a whole (the Contracts of a type covered by clauses (i) to (xv) being referred to as the "Material Contracts"). Prior to the date of this Agreement, PIC has made available to Parent true and correct copies of each Material Contract (including any amendments or supplements thereto).

            (b) Except as would not reasonably be expected to have a Material Adverse Effect on PIC: (i) each PIC Contract (as defined below) is a legal, valid and binding obligation of PIC or the applicable Subsidiary of PIC (as the case may be) and, to the knowledge of PIC, of each other party thereto, enforceable against each such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity,
(ii) neither PIC nor any Subsidiary of PIC (as the case may be) nor, to the knowledge of PIC, any other party to a PIC Contract, is in material violation or default of any term of any PIC Contract, and (iii) to the knowledge of PIC, no condition or event exists that, (with the giving of notice or the passage of time, or both), would be reasonably expected to constitute a material violation or default by PIC or any of its Subsidiaries, as the case may be, or any other party to a PIC Contract, or permit the termination, modification, cancellation or acceleration of performance of the obligations of PIC or any of its Subsidiaries, as the case may be, or any other party to the PIC Contract. For purposes of this Agreement, the term "PIC Contracts" means, collectively, each Material Contract and PIC-Produced Insurance Contract, and each other Contract to which PIC or any of its Subsidiaries is a party (without regard to any dollar or materiality thresholds) or to which PIC or any of its Subsidiaries, or any of their respective businesses or assets, is bound.

            (c) Except as set forth in Section 4.17(c) of the PIC Disclosure Letter or as would not reasonably be expected to have a Material Adverse Effect on PIC, since December 31, 2003: (i) no Third Party to any PIC Contract has canceled or otherwise terminated any PIC Contract or has provided written or oral notice to PIC or any of its Subsidiaries of its intent to do so and (ii) to the knowledge of PIC, no Third Party to any PIC Contract is unable to continue to perform its obligations thereunder.

            Section 4.18 Intellectual Property; Software.

            (a) As used herein: (i) "Intellectual Property" means all United States and foreign (A) trademarks, service marks, trade names, Internet domain names, designs, logos, and slogans, together with goodwill, registrations and applications relating to the foregoing ("Trademarks"), (B) patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights ("Patents"), (C) registered and unregistered copyrights (including those in Software) and all registrations and applications to register the same ("Copyrights"), and (D) confidential information, know-how, inventions, processes, formulae, algorithms, models and methodologies ("Trade Secrets"),
(ii) "IP Licenses" means all licenses and agreements (excluding "click-wrap" or "shrink-wrap" agreements or agreements contained in "off-the-shelf" Software or the terms of use or service for any Web site) pursuant to which PIC and its Subsidiaries have acquired rights in (including usage rights) to any Intellectual Property, or licenses and agreements pursuant to which PIC and its Subsidiaries have licensed or transferred the right to use any Intellectual Property, including license agreements, settlement agreements and covenants not to sue, (iii) "Software" means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing, and (iv) "PIC Intellectual Property" means the Intellectual Property and Software owned by PIC or its Subsidiaries and used in its business.

            (b) Section 4.18(b) of the PIC Disclosure Letter sets forth, for the following Intellectual Property owned by PIC and its Subsidiaries, a complete and accurate list of all U.S., state and foreign: (i) Patents; (ii) registered Trademarks (including Internet domain name registrations) and material unregistered Trademarks and service marks; and (iii) registered Copyrights.

            (c) Section 4.18(c) of the PIC Disclosure Letter sets forth all material Software that is owned by PIC or its Subsidiaries and used in its business and all material IP Licenses.

            (d) PIC, or one of its Subsidiaries, owns all PIC Intellectual Property, free and clear of all Liens, except Permitted Liens.

            (e) All registered Trademarks and registered Copyrights owned by PIC and its Subsidiaries are valid and subsisting, in full force and effect and have not lapsed, expired or been abandoned, and are not the subject of any opposition filed with the United States Patent and Trademark Office or any other intellectual property registry.

            (f) PIC Intellectual Property and the IP Licenses constitute all the Intellectual Property, Software and IP Licenses that are necessary for the continuing conduct and operation of PIC's business in all respects as conducted and operated by the immediately prior to the date of this Agreement.

            (g) Except as set forth in Section 4.18(g) of the PIC Disclosure
Letter:

                        (i) no infringement claims, or to the knowledge of PIC,
            threat of infringement claims, have been asserted by any Third Party in writing against PIC or any of its Subsidiaries related to the use in the conduct of the businesses of PIC and its Subsidiaries of any Intellectual Property or Software, or challenging or questioning the validity or effectiveness of any IP License;

                        (ii) no settlement agreements, consents, judgments,
            orders, forbearances to sue or similar obligations limit or restrict PIC's or any Subsidiary's rights and to any PIC Intellectual Property;

                        (iii) to the knowledge of PIC, the conduct of the
            businesses of PIC and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property rights of any Third Party;

                        (iv) PIC and its Subsidiaries have not licensed or
            sublicensed their rights in any PIC Intellectual Property, other than pursuant to the IP Licenses;

                        (v) to the knowledge of PIC, no Third Party is
            misappropriating, infringing, diluting or violating any Intellectual Property owned by PIC or its Subsidiaries; and

                        (vi) the consummation of the transactions contemplated
            hereby will not result in the termination of PIC's and its Subsidiaries' rights to own or use any of the PIC Intellectual Property, nor will such consummation require the consent of any Third Party in respect of any IP Licenses.

            Section 4.19 Properties and Assets.

            (a) Neither PIC nor any of its Subsidiaries owns any real property.
Section 4.19(a) of the PIC Disclosure Letter sets forth the address or other description of all leasehold or subleasehold estates and other rights to use or occupy any land or buildings held by or for PIC or its Subsidiaries (the "Leased Real Property"). PIC has delivered or made available to Parent a true and complete copy of each of the Leases. Except as set forth in Section 4.19(a) of the PIC Disclosure Letter, with respect to each of the Leases: (i) there are no material disputes with respect to such Lease; (ii) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease that has not been redeposited in full;
(iii) neither PIC or any of its Subsidiaries owes, nor will they owe in the future, any brokerage commissions or finder's fees with respect to such Lease;
(iv) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, PIC or any of its Subsidiaries; (v) PIC and its Subsidiaries have not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;
(vi) PIC and its Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vii) there are no Liens granted by PIC and its Subsidiaries, except for Permitted Liens, on the estate or interest created by such Lease.

            (b) PIC and its Subsidiaries have, and following the Closing will continue to have, good and valid title to their owned assets (except for Permitted Liens), or in the case of assets and properties that they lease, license or have other rights in, valid rights by lease, license or other agreement to use, all assets and properties (in each case, tangible and intangible) necessary and desirable to permit PIC and its Subsidiaries to conduct their business as currently conducted. The assets and properties (in each case, tangible and intangible) owned or used by PIC are adequate in all material respects for their current use.

            Section 4.20 Environmental Matters. Except for matters that are not material to PIC, (a) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or, to the knowledge of PIC, investigation is pending or, to the knowledge of PIC or any of its Subsidiaries, threatened by any Person against, PIC or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law, (b) PIC and its Subsidiaries have been and are in compliance in all material respects with all applicable Environmental Laws, including possessing all material permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws, and (c) with respect to any Leased Real Property leased by PIC or its Subsidiaries, there have been, to the knowledge of PIC, no Releases of Hazardous Materials that have or could reasonably be expected to result in a claim against PIC or its Subsidiaries. Neither PIC nor any of its Subsidiaries has entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws.

            Section 4.21 Transactions with Affiliates. Except as set forth in
Section 4.21 of the PIC Disclosure Letter, there are no outstanding amounts payable to or receivable from, or advances by PIC or any of its Subsidiaries to, and neither PIC nor any of its Subsidiaries is otherwise a creditor or debtor to, or party to any Contract with, any shareholder, director, officer, employee, affiliate or associate of PIC or any of its Subsidiaries, or any relative of any of the foregoing.

            Section 4.22 Insurance. Section 4.22 of the PIC Disclosure Letter sets forth a list of all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of PIC and its Subsidiaries and PIC has provided or made available to Parent true and complete copies of all such insurance policies and fidelity bonds. There is no claim by PIC or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been, to the knowledge of PIC, questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and PIC and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since December 31, 2003 and remain in full force and effect. PIC and each of its Subsidiaries maintain insurance policies and fidelity bonds (including financial institutions bond, property and casualty insurance, professional liability insurance and workers' compensation insurance) of the type and in amounts customarily carried by Persons conducting businesses similar to PIC's business. PIC has no knowledge of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.

            Section 4.23 Finders' or Advisors' Fees. Except for Lazard Freres & Co. LLC ("Lazard"), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of PIC or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. PIC has made available to Parent a complete and correct copy of the agreement between PIC and Lazard pursuant to which such firm would be entitled to any payment relating to this Agreement or the transactions contemplated hereby and such agreement is the only agreement providing for the payment of any consideration to Lazard with respect to this Agreement or the transactions contemplated by this Agreement.

            Section 4.24 Ownership of PNG Shares. As of the date of this Agreement, PIC Holdings, Inc. ("PIC Holdings") is the sole record and beneficial owner of four million six hundred thirty-one thousand two hundred fifty (4,631,250) shares of PNG Common Stock (the "PNG Shares") free and clear of all Liens, except as set forth in Section 4.24 of the PIC Disclosure Letter. Neither PIC nor any of its Subsidiaries owns, of record or beneficially, any shares of capital stock or other voting securities of PNG other than the PNG Shares. PIC Holdings has the sole right to vote the PNG Shares at any PNG shareholders' meeting. For avoidance of doubt, none of the representations and warranties contained in Article IV of this Agreement are made with respect to PNG or the PNG Common Stock other than as set forth in this Section 4.24 and Section 4.29 below.

            Section 4.25 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of PIC for inclusion or incorporation by reference in the joint proxy statement/prospectus relating to the matters to be submitted to PNG's shareholders at the PNG shareholder meeting related to the Merger and to the Parent shareholders at the Parent shareholder meeting related to the Merger (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") or any amendment or supplement thereto shall, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to the shareholders of PNG and Parent, contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of PIC for inclusion or incorporation by reference in the Registration Statement on Form S-4 with respect to the issuance of Parent Class A common shares issuable in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4") or any amendment or supplement thereto will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. No representation or warranty is made by PIC in this Section 4.25 with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of PIC for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

            Section 4.26 Risk Management. PIC and each of its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as PIC and each such Subsidiary.

            Section 4.27 Derivatives. Except as set forth in Section 4.27 of the PIC Disclosures Letter, neither PIC nor any of its Subsidiaries holds any derivative instruments, including swaps, caps, floors and option agreements, whether entered into for PIC's account, or for the account of any of its Subsidiaries or their customers.

            Section 4.28 Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of material fact or omit to state any material fact necessary to make any statement contained in this Article IV not misleading, in light of the circumstances under which they are made.

            Section 4.29 Merger Agreement Representations and Warranties. The representations and warranties made by PNG in Article IV of the Merger Agreement are true and correct.

            Section 4.30 No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE PIC SHARES ARE BEING SOLD AND TRANSFERRED PURSUANT TO THIS AGREEMENT "AS IS, WHERE IS," AND NEITHER PIC NOR THE SHAREHOLDERS ARE MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE PIC SHARES OR THE BUSINESS, ASSETS, OR LIABILITIES OF PIC OR ANY SUBSIDIARY OF PIC, INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED. PARENT AND BUYER HEREBY WAIVE AND RELINQUISH ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS, WARRANTIES, AND COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN, OR WHICH MAY BE DEEMED TO HAVE BEEN MADE OR GIVEN BY PIC OR THE SHAREHOLDERS, OTHER THAN OTHERWISE SET FORTH HEREIN.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

            Each of the Shareholders, severally, and not jointly, represents and warrants to Parent as follows:

            Section 5.1 Ownership of Stock; Title.

            (a) Such Shareholder is the sole lawful record and beneficial owner of the PIC Shares set forth opposite such Shareholder's name on Exhibit A, which ownership is free and clear of all Liens. Such Shareholder is not a party to any Contract creating rights with respect to such PIC Shares in any Person and such Shareholder has the full power and legal right to sell, assign, transfer and deliver such PIC Shares. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreements, proxies, calls or rights to subscribe of any character relating to the PIC Shares owned by such Shareholder. Such Shareholder has not received any notice of any adverse claim to the ownership of any of the PIC Shares (or any capital stock or other ownership interest of PIC or its predecessors) owned by such Shareholder, and is not aware of existing facts that would give rise to any adverse claim to the ownership of the PIC Shares (or any capital stock or other ownership interest of PIC or its predecessors) owned by such Shareholder. On the Closing Date, such Shareholder shall have good and marketable title to the PIC Shares owned by such Shareholder, free and clear of all Liens. The delivery of certificates for the PIC Shares owned by such

Shareholder to Buyer pursuant to the provisions of this Agreement, subject to consummation of the transactions contemplated hereby, will transfer to Parent good and marketable title to the PIC Shares owned by such Shareholder, free and clear of all Liens, except for those created by Parent or Buyer.

            (b) The Shareholders are, collectively, the sole record and beneficial owners of all of the issued and outstanding PIC Shares, free and clear of all Liens.

            Section 5.2 Authority.

            (a) Such Shareholder has the requisite power and authority and has full legal capacity necessary to execute, deliver and perform his, her or its obligations under this Agreement and all other agreements and instruments to be executed and delivered by such Shareholder hereunder or in connection herewith and to carry out such Shareholder's obligations hereunder and thereunder and the transactions contemplated hereby. No other proceedings on the part of such Shareholder are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding agreement of such Shareholder enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and to general equity principles.

            (b) Except as set forth in Section 5.2(b) of the PIC Disclosure Letter, no Person has any community property rights by virtue of marriage or otherwise in any of the PIC Shares.

            Section 5.3 No Violation; Consents and Approvals.

            (a) The execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) those set forth in Section 4.4(a) of the PIC Disclosure Letter which are required under federal and state Laws, rules and regulations governing insurance and insurance companies.

            (b) Except as set forth in Section 5.3(b) of the PIC Disclosure Letter, neither the execution, delivery or performance by such Shareholder of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof will (i) conflict with or result in any breach of any organizational and governing documents of such Shareholder that is a trust, (ii) assuming compliance with the matters referred to in Section 5.3(a), conflict with or result in any violation of any provision of any Law binding upon or applicable to such Shareholder, (iii) require the consent, approval or authorization of, or notice to or filing with, any Third Party with respect to, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of such Shareholder or to a loss of any benefit to which such

Shareholder is entitled) under, any provision of any Contract or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any PIC Shares held by such Shareholder.

            Section 5.4 Outstanding Obligations. Except as set forth in Section
5.4 of the PIC Disclosure Letter, PIC and its Subsidiaries have no outstanding liabilities or obligations to, and there are no amounts due from PIC or any of its Subsidiaries to, any Shareholder (or any of his, her or its relatives, spouse (and relatives of such spouse), shareholders, partners, directors, officers or affiliates) and such Shareholder (and any of his, her or its relatives, spouse (and relatives of such spouse), shareholders, partners, directors, officers and affiliates) has no Liability to or from PIC.

            Section 5.5 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of such Shareholder for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto shall, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to the shareholders of PNG and Parent, contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of such Shareholder for inclusion or incorporation by reference in the Form S-4 or any amendment or supplement thereto will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. No representation or warranty is made by such Shareholder in this Section 5.5 with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of such Shareholder for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

            Parent and Buyer, jointly and severally, represent and warrant to PIC and the Shareholders that:

            Section 6.1 Organization and Qualification. Parent was duly organized as an exempted company formed with limited liability under the laws of the Cayman Islands and is validly existing and in good standing under the Laws of the Cayman Islands. Buyer is a corporation duly organized, validly existing and in good standing under the Commonwealth of Pennsylvania. Each of Parent and Buyer has the requisite corporate power and corporate authority and any necessary Governmental Authority, franchise, license, certificate, or permit to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so qualified and in good standing that do not, or would not be reasonably expected to, result in a Material Adverse Effect on Parent.

            Section 6.2 Corporate Authorization; Board Action. Each of Parent and Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Buyer and no other corporate proceedings on the part of either Parent or Buyer are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Buyer and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding agreement of each of Parent and Buyer enforceable against each such party in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and to general equity principles.

            Section 6.3 Consents and Approvals; No Violations.

            (a) The execution, delivery and performance by Parent and Buyer of this Agreement and the consummation by Parent, its Subsidiaries and Buyer of the transactions contemplated hereby require no action by or in respect of, or notice to or filing with, any Governmental Authority (including with respect to any Subsidiary of Parent) other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (iii) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, and (iv) those set forth in Section 6.3(a) of the disclosure letter delivered by Parent to PIC simultaneously with the execution of this Agreement (the "Parent Disclosure Letter") that are required under federal and state Laws governing insurance and insurance companies. Section 6.3(a) of the Parent Disclosure Letter sets forth each such approval and identifies the applicable Governmental Authority.

            (b) Except as set forth in Section 6.3(b) of the Parent Disclosure Letter, neither the execution, delivery or performance by Parent and Buyer of this Agreement nor the consummation by Parent and Buyer of the transactions contemplated hereby nor compliance by Parent or Buyer with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provisions of the memorandum and articles of association of Parent or the similar organizational and governing documents of its Subsidiaries, (ii) conflict with or result in any violation of any provision of any Law binding upon or applicable to Parent or any of Subsidiaries, (iii) require the consent, approval or authorization of, or notice to or filing with, any Third Party with respect to, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of Parent or its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled) under any provision of any Contract binding upon Parent or its Subsidiaries or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Parent or any of its Subsidiaries, except in the case of (ii), (iii) and (iv) for such conflicts, violations, breaches, defaults, rights or losses, or the failure to obtain any such consents or approvals or to provide such notices or make such filings, that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            Section 6.4 Investment Representation. Buyer is acquiring the PIC Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

                                   ARTICLE VII

                                    COVENANTS

            Section 7.1 Conduct of PIC.

            (a) PIC covenants and agrees that the business of PIC and its Subsidiaries shall be conducted in all material respects only in the ordinary course of business and consistent with past practice and, to the extent consistent therewith, PIC shall use (and PIC shall cause its Subsidiaries to use) commercially reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, agents, underwriters, brokers, suppliers, employees, creditors and business partners.

            (b) Without limiting the provisions of Section 7.1(a), except as set forth in Section 7.1(b) of the PIC Disclosure Letter, PIC covenants and agrees that, except as expressly provided in this Agreement or as required to comply with applicable Law, or with the prior written consent of Parent, from and after the date of this Agreement and prior to the Closing, PIC shall not, and shall not permit any of its Subsidiaries to:

                        (i) amend or propose to amend its articles of
            incorporation or bylaws or similar organizational documents;

                        (ii) issue, sell, transfer, pledge, dispose of or
            encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of PIC or its Subsidiaries;

                        (iii) (A) directly or indirectly, split, combine or
            reclassify the outstanding shares of capital stock of PIC, or any outstanding capital stock of any of the Subsidiaries of PIC; or (B) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                        (iv) declare, set aside or pay any dividend or other
            distribution payable in cash, stock or property with respect to its capital stock;

                        (v) adopt a plan of complete or partial liquidation or
            dissolution;

                        (vi) (A) increase the compensation or benefits payable
            to any director, officer, employee or consultant of PIC or any of its Subsidiaries; (B) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer, employee or consultant of PIC or any of its Subsidiaries; (C) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer, employee or consultant of PIC or any of its Subsidiaries;
            (D) increase any benefits
            payable under any existing severance or termination pay policies or agreements or employment agreements; or (E) permit any director, officer, employee or consultant of PIC or any of its Subsidiaries who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan, other than pursuant to a pre-existing contractual commitment or as required by applicable Law;

                        (vii) (A) adopt any new benefit plan, terminate any PIC
            Employee Plan or modify any PIC Employee Plan in a way that could result in additional cost to Parent, PIC or any of their respective Subsidiaries, except for any amendments to a PIC Employee Plan required to maintain its qualified plan status under Section 401(a) of the Code; (B) modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any PIC Employee Plan, except to the extent required by GAAP; (C) subject to any ERISA fiduciary obligation, modify the investment philosophy of the PIC Employee Plan trusts or maintain an asset allocation that is not consistent with such philosophy; (D) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the PIC Employee Plans or management of any benefit plan trusts; (E) grant any ad hoc pension increase; or (F) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of any PIC Employee Plan), or enter into any other arrangement for the purpose of securing non-qualified retirement benefits, termination benefits or deferred compensation;

                        (viii) modify, amend or terminate any Material Contracts
            or PIC-Produced Insurance Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                        (ix) enter into any Contract that provides for
            risk-sharing or risk-retention by PIC or any of its Subsidiaries;

                        (x) enter into any material insurance transaction other
            than in the ordinary course of business and consistent with past practice;

                        (xi) permit any material insurance policy naming it as a
            beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent or fail to renew coverage under any such policy;

                        (xii) (A) incur any indebtedness for borrowed money or
            issue debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Subsidiary of PIC) for borrowed money, except for indebtedness incurred under PIC's existing credit facilities in the ordinary course of business and consistent with past practice and in an aggregate amount not to exceed one hundred seventy-five thousand dollars ($175,000); (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned

            Subsidiaries of PIC); or (C) enter into any material commitment or transaction (including any borrowing, capital expenditure or purchase, sale or lease of assets) requiring a capital expenditure by PIC or its Subsidiaries, other than capital expenditures pursuant to PIC's capital expenditures budget previously furnished to Parent and other capital expenditures that do not exceed one hundred thousand dollars ($100,000) in the aggregate;

                        (xiii) (A) make, revoke or change a material Tax
            election with respect to PIC or any of its Subsidiaries; (B) change a material method of reporting income or deductions for Tax purposes with respect to PIC or any of its Subsidiaries; (C) consent to extend the period of limitations for the payment or assessment of any material Tax with respect to PIC or any of its Subsidiaries; or
            (D) settle or compromise any material Tax liability of PIC or any of its Subsidiaries;

                        (xiv) change any of the accounting principles used by it
            unless required by GAAP;

                        (xv) pay, discharge or satisfy any Liabilities other
            than (A) the payment, discharge or satisfaction of any such Liabilities in the ordinary course of business and consistent with past practice and in accordance with their terms as in effect on the date of this Agreement (as previously disclosed to Parent) and (B) settlements or compromises of any litigation (whether or not commenced prior to the date of this Agreement) where the amount paid (after giving effect to insurance proceeds actually received) does not exceed one hundred thousand dollars ($100,000) in the aggregate for all such settlements or compromises;

                        (xvi) (A) acquire (by merger, consolidation, or
            acquisition of stock or assets) any Person or division thereof or make any investment in another Person (other than an entity that is a wholly-owned subsidiary of PIC as of the date of this Agreement and other than incorporation of a wholly-owned subsidiary of PIC) or, except in the ordinary course of business and consistent with past practice, acquire assets, or (B) sell, transfer, lease, license, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or Lien of any assets of PIC or any of its Subsidiaries, except in the case of clause (B) above, for sales, transfers, leases, licenses, pledges, dispositions or Liens (I) pursuant to existing Contracts (the terms of which have been previously disclosed to Parent) or (II) in the ordinary course of business and consistent with past practice; provided, that the fair market value of all assets sold, transferred, leased, licensed, pledged, disposed of or encumbered pursuant to this clause (II) does not exceed fifty thousand dollars ($50,000) in the aggregate;

                        (xvii) take any action, or fail to take any action, that
            would reasonably be expected to adversely affect or delay in any material respect the ability of any of the parties hereto to obtain any approval of any Governmental Authority required to consummate the transactions contemplated hereby;

                        (xviii) take, or agree to commit to take, or omit to
            take, any action that would make any representation or warranty of PIC contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

                        (xix) sell, transfer, pledge, dispose of, permit to
            exist any Lien on, any of the PNG Shares or any interest therein or relating thereto;

                        (xx) take any action, or fail to take any action, that
            could impose a material delay in consummating the transactions contemplated hereby; or

                        (xxi) enter into a Contract to do any of the foregoing,
            or authorize, recommend, propose or announce an intention to do any of the foregoing.

            Section 7.2 Conduct of the Shareholders. Each Shareholder covenants and agrees that, except as expressly provided in this Agreement or as required to comply with applicable Law, or with the prior written consent of Parent, from and after the date of this Agreement and prior to the Closing, such Shareholder shall not:

                        (i) sell, transfer, pledge, dispose of, or permit to
            exist any Lien on, any of such Person's PIC Shares or any interest therein or relating thereto;

                        (ii) take any action, or fail to take any action, that
            could reasonably be expected to adversely affect or delay in any material respect the ability of any of the parties hereto to obtain any approval of any Governmental Authority required to consummate the transactions contemplated hereby;

                        (iii) take, or agree to commit to take, or omit to take,
            any action that could make any representation or warranty of such Person contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

                        (iv) take any action, or fail to take any action, that
            could impose a material delay in consummating the transactions contemplated hereby; or

                        (v) enter into a Contract to do any of the foregoing, or
            authorize, recommend, propose or announce an intention to do any of the foregoing.

            Section 7.3 Access to Information; Confidentiality.

            (a) PIC shall, and shall cause its Subsidiaries to, give Parent and its Representatives reasonable access to the offices, Representatives, properties, Books and Records of PIC and its Subsidiaries during normal business hours, furnish to Parent and its Representatives such financial and operating data and all other information as such Persons may reasonably request and shall instruct its own Representatives to cooperate in all reasonable respects with Parent in its investigation of the business of PIC and its Subsidiaries; provided, however, that no investigation of PIC's business shall affect any representation or warranty given by PIC or any Shareholder hereunder.

            (b) All information provided or obtained in connection with the transactions contemplated by this Agreement shall be held by Parent in accordance with the Confidentiality Agreement, dated June 1, 2004, between Parent and PIC (as amended to date, the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern.

            (c) From and after the Closing Date, the Shareholders shall, and shall cause their respective Representatives to, keep confidential any and all information concerning PIC and its Subsidiaries, including the PIC Intellectual Property, prior to the Closing Date.

            Section 7.4 Regulatory Filings; Commercially Reasonable Best
Efforts.

            (a) Each of Parent, Buyer, PIC, the Shareholders and the Shareholders' Representative shall (i) promptly make or cause to be made the filings required of such party or any of its Subsidiaries under the HSR Act and any other antitrust Laws with respect to the Merger, the sale of the PIC Shares and the Additional PNG Equity and the other transactions contemplated by this Agreement, (ii) comply with any request under the HSR Act or such other antitrust Laws for additional information, documents, or other material received by such party or any of its Subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings, the Merger, the sale of the PIC Shares and the Additional PNG Equity or any other transactions contemplated by this Agreement, (iii) cooperate with the other parties in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any antitrust Laws with respect to any such filing, the Merger, the sale of the PIC Shares and the Additional PNG Equity or any other transactions contemplated by this Agreement, and (iv) use commercially reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Merger, the sale of the PIC Shares and the Additional PNG Equity or any other transactions contemplated hereby under the antitrust Laws. PIC, the Shareholders and the Shareholders' Representative shall not propose to enter into, or enter into, any agreement, arrangement or understanding with any Governmental Authority with respect to any Governmental Authority's review of the Merger, the sale of the PIC Shares and the Additional PNG Equity or any other transactions contemplated by this Agreement without the prior written consent of Parent.

            (b) Each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the PIC Shares and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus concerning the Merger, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

            (c) Notwithstanding anything to the contrary in this Section 7.4 or otherwise, (i) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate any of their or PIC's or any of its Subsidiaries' respective businesses, product lines or assets, (ii) neither Parent nor any of its Subsidiaries shall be required to sell, hold separate, otherwise dispose of or license or conduct their business in a specified manner, or agree to sell, hold separate, otherwise dispose of or license or conduct their business in a specified manner, or take or agree to take any other action or agree to any limitation that could reasonably be expected to have an adverse effect, in either the short-term or the long-term, on the business, assets, properties, liabilities, financial condition or results of operations of Parent or its Subsidiaries or on the expected benefits of the transactions contemplated by this Agreement and the Merger Agreement, including the Merger, (iii) neither Parent nor Buyer shall be required to waive any of the conditions set forth in
Article VIII, and (iv) no party shall be required to pursue or defend any administrative or judicial action or proceeding that may be instituted or threatened.

            (d) PIC shall use its commercially reasonable best efforts to obtain, prior to the Closing (i) the unconditional consent to the Closing and the other transactions contemplated hereby of each lender to whom PIC or any of its Subsidiaries owes in excess of ten thousand dollars ($10,000) as of the Closing Date, (ii) the unconditional consent to the Closing and the other transactions contemplated hereby of each Person holding a mortgage or Lien on real property or material personal property owned or leased by PIC or any of its Subsidiaries to the extent required by such mortgage or lien, (iii) the unconditional consent to the Closing and the other transactions contemplated hereby of the lessor of each of the Leases to the extent required by such Lease,
(iv) the unconditional consent to the Closing and the other transactions contemplated hereby of each other party to each Material Contract with PIC or any Subsidiary of PIC, but only if and to the extent that the failure to obtain such consent could adversely affect PIC or any Subsidiary of PIC or the ability of any Person to consummate the transactions contemplated hereby. Section 7.4(d) of the PIC Disclosure Letter sets forth each such consent.

            Section 7.5 Notification of Certain Matters.

            (a) PIC and the Shareholders shall notify Parent, and Parent shall notify PIC and the Shareholders' Representative, of (i) any fact, event, circumstance, change, condition, or effect that has had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect on PIC or Parent, as applicable, (ii) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, and (iii) the failure by it to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case within three (3) Business Days of such Person becoming aware of the occurrence of such development.

            (b) PIC and the Shareholders shall give prompt notice to Parent, and Parent or Buyer shall give prompt notice to PIC and the Shareholders' Representative, of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

            (c) If any event or matter arises after the date of this Agreement that, if existing or occurring at the date of this Agreement, (i) would have been required to be set forth or described by PIC or any Shareholder in the PIC Disclosure Letter or by Parent in the Parent Disclosure Letter or (ii) would have caused a representation or warranty or covenant in Articles IV, V, VI or
Article VII, as applicable, to be violated in any material respect as of such date, then PIC, the Shareholders or Parent, as applicable, shall, for informational purposes only, deliver to Parent or PIC and the Shareholders' Representative, as applicable, the PIC Disclosure Letter or the Parent Disclosure Letter, as applicable, updated to reflect such event or matter two
(2) Business Days prior to the Closing Date; provided, however, that such supplemental disclosure shall not be required to disclose any such event or matter, and the PIC Disclosure Letter or the Parent Disclosure Letter, as applicable, shall not be required to be updated, in either case, with respect to representations or warranties that are expressly made as of a specific date.

            (d) The parties' obligations under this Section 7.5 and the disclosure of any matter in accordance with the provisions of this Section 7.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such disclosure (including the remedies described in Article XI) and shall not be deemed to cure any breach or inaccuracy of any representation or warranty made in this Agreement.

            Section 7.6 No Solicitation; Unsolicited Proposals.

            (a) From the date of this Agreement until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, the Shareholders and PIC shall not, and PIC shall cause its Subsidiaries and PIC's and such Subsidiaries' respective Representatives not to, and the Shareholders shall cause their Representatives not to, directly or indirectly, (i) encourage, engage in, solicit or initiate any discussions or negotiate with, or provide any information to, or negotiate or enter into any agreement or agreement in principle with, or vote in favor of or in any other way support (including by tendering or agreeing to tender shares) or agree to so vote or support, any Person with respect to a sale, merger or business combination of PIC or PNG or any division of PIC or PNG, the sale or encumbrance of any of their respective material assets (including all or any portion of the PIC Shares or the PNG Shares, as applicable) or any similar transaction (each, an "Alternative Transaction") or (ii) enter into any Contract (including any agreement in principle, letter of intent, or understanding) with respect to or contemplating any Alternative Transaction or enter into any agreement, arrangement or understanding requiring PIC or any of the Shareholders to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. The Shareholders and PIC shall, and PIC shall cause its Subsidiaries and PIC's and such Subsidiaries' respective Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Third Party conducted heretofore by PIC, the Shareholders, PIC's Subsidiaries or any of their respective Representatives with respect to any Alternative Transaction. PIC and its Subsidiaries also agree that they shall promptly request that each Third Party that has heretofore executed a confidentiality or similar agreement within the twelve (12) months prior to the date of this Agreement in connection with any Third Party's consideration of any Alternative Transaction return or destroy all confidential information heretofore furnished to any Third Party by or on behalf of PIC or any of its Subsidiaries.

            (b) PIC and the Shareholders, as applicable, shall as soon as practicable (and in any event within twenty-four (24) hours) notify and advise Parent orally and in writing of any Alternative Transaction or of any request for information or inquiry that may lead to an Alternative Transaction, the terms and conditions of such Alternative Transaction, request or inquiry, and the identity of the Person making such Alternative Transaction, request or inquiry. PIC and the Shareholders, as applicable, shall inform Parent on a prompt and current basis of the status, content and details of any discussions regarding, or relating to, any Alternative Transaction with a Third Party (including amendments and proposed amendments) and, as promptly as practicable, of any change in the price, structure or form of the consideration or material terms of and conditions regarding the Alternative Transaction. In fulfilling their obligations under this Section 7.6(b), PIC and the Shareholders, as applicable, shall provide promptly to Parent copies of all written correspondence or other written material, including material in electronic form, between PIC and the Shareholders, as applicable, and such Third Party.

            (c) PIC and the Shareholders agree that any breach of this Section
7.6 by any of their respective Subsidiaries or any of their respective Representatives shall be deemed a breach by PIC and the Shareholders, as applicable, of this Section 7.6.

            (d) PIC and the Shareholders agree not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of PIC, its Subsidiaries or the Shareholders is a party and shall promptly provide Parent with a copy of such agreements. Each of PIC and the Shareholders shall use its commercially reasonable best efforts to enforce or cause to be enforced each such agreement at the request of Parent.

            (e) Nothing in this Section 7.6, or elsewhere in this Agreement, shall limit, prohibit or otherwise affect in any way the manner in which any member of the Board of Directors of PNG performs his duties solely in his capacity as such a director, with respect to his fiduciary duties to the shareholders of PNG or otherwise.

            Section 7.7 Subsequent Actions. If at any time after the Closing Parent or Buyer shall consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm ownership (of record or otherwise) in Buyer, its right, title or interest in, to or under any or all of the PIC Shares, (ii) to vest, perfect or confirm ownership (of record or otherwise) in PIC and each Subsidiary of PIC, any of its rights, properties or assets or (iii) otherwise to carry out this Agreement, the Shareholders and the Shareholders' Representative shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be requested by Parent in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Buyer or PIC or any Subsidiary of PIC or otherwise to carry out this Agreement.

            Section 7.8 Employee Benefits.

            (a) For a period of one (1) year immediately following the Closing Date, except as otherwise required by applicable Law, Parent shall, or shall cause PIC to, provide to individuals who are employed by PIC and its Subsidiaries immediately prior to the Closing who remain employed with PIC or any Subsidiary of PIC after the Closing ("Affected Employees"), employee benefits (including pension and welfare benefits, but excluding any equity-based or incentive compensation) which are, in the aggregate, substantially comparable to and no less favorable in any material respect than the employee benefits provided to Affected Employees immediately prior to the Closing.

            (b) Parent shall, or shall cause PIC to, provide to Affected Employees full credit (consistent with current policies), solely for purposes of eligibility and vesting, under severance benefit, vacation and other employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent (to the extent such Affected Employees participate in any such employee welfare benefit plan or arrangement) for such Affected Employees' service with PIC or any Subsidiary of PIC to the same extent recognized by PIC immediately prior to the Closing; provided, however, that the crediting shall not operate to duplicate any benefit.

            (c) Parent shall, or shall cause PIC to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans of Parent that such employees may be eligible to participate in after the Closing, other than limitations or waiting periods that were in effect with respect to such employees as of the Closing under any welfare plan maintained by PIC for the Affected Employees immediately prior to the Closing, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing during the same plan year in which such co-payments and deductibles were paid.

            Section 7.9 PNG. PIC, the Shareholders shall use their commercially reasonable best efforts to (i) cause PNG, upon the consummation of the transactions contemplated hereby (if the Merger is not consummated simultaneously therewith or immediately thereafter), to allow Parent to obtain representation on the PNG Board of Directors proportional to Parent's aggregate equity ownership of PNG (after giving effect to the Closing) (which, as of the date hereof, shall be no less than two (2) of the seven (7) director positions on the PNG Board of Directors) and (ii) prevent PNG from taking any action or omitting to take any action under or with respect to Pennsylvania law, PNG's articles of incorporation, bylaws, other governing documents or Contracts (including, without limitation, by adopting a shareholder rights or similar plan, by issuing additional securities, by effect of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of PNG Common Stock, or by amending any of PNG's articles of incorporation, bylaws or other governing documents or adopting, amending or terminating any Contracts) that has the effect of preventing or making more difficult any business combination or other transaction involving Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand.

            Section 7.10 Non-Solicitation and Non-Competition.

            (a) Except in connection with the Restricted Shareholder's employment by Parent or any of its Subsidiaries, each of the Restricted Shareholder and the Principal Shareholder agrees that he shall not (and shall cause each of his respective Representatives not to), without the prior written consent of Parent, directly or indirectly, individually or on behalf of any other Person, prior to the third anniversary of the Closing Date with respect to the Principal Shareholder and prior to the first anniversary of the Closing Date with respect to the Restricted Shareholder (i) solicit, aid, induce or encourage any individual, who is an employee of any of Parent, PIC or any of their respective Subsidiaries or affiliates as of the date of this Agreement or immediately prior to the Closing Date (the "Designated Employees") to leave his or her employment relationship with Parent, PIC or any of their respective Subsidiaries or affiliates before or after the Closing; provided, however, that it is understood that this Section 7.10 shall not prohibit: (A) any solicitation by a professional search firm where none of the Principal Shareholder, the Restricted Shareholder or any of their respective Representatives has, directly or indirectly, directed such firm to solicit that Person; or (B) generalized solicitations by advertising and the like which are not specifically directed to the Designated Employees; or (ii) hire or otherwise engage, or assist any Person in hiring or otherwise engaging, any such Designated Employee who has been employed by Parent, PIC or any of their Subsidiaries or affiliates within the immediately preceding twenty-four (24) months.

            (b) Except in connection with the Restricted Shareholder's employment by Parent or any of its Subsidiaries, each of the Restricted Shareholder and the Principal Shareholder agrees that he shall not (and shall cause each of his respective Representatives not to), without the prior written consent of Parent, directly or indirectly, prior to the third anniversary of the Closing Date with respect to the Principal Shareholder and prior to the first anniversary of the Closing Date with respect to the Restricted Shareholder, solicit any Person who is a client or customer of a Restricted Business (as defined below) as of the Closing Date for the purposes of providing any products or services of a type substantially similar to any of those provided by a Restricted Business.

            (c) Except in connection with the Restricted Shareholder's employment by Parent or any of its Subsidiaries, each of the Restricted Shareholder and the Principal Shareholder agrees that he shall not (and shall cause each of his respective Representatives not to), without the prior written consent of Parent, directly or indirectly, prior to the third anniversary of the Closing Date with respect to the Principal Shareholder and prior to the first anniversary of the Closing Date with respect to the Restricted Shareholder, engage in or carry on in any capacity, directly or indirectly (including as shareholder, investor, member, partner, principal, proprietor, independent contractor, agent or creditor), any business, trade or venture substantially similar to a Restricted Business in the United States; provided, however, that the ownership of less than two percent (2%) of any class of the issued and outstanding securities of a Person engaged in a Restricted Business shall not constitute a violation of Sections 7.10(b) and (c) if such class of securities of such Person is traded on a national securities exchange or in the over-the-counter market.

            (d) For purposes of this Agreement:

                  (i) "Restricted Businesses" means the business conducted by
            PIC, PNG and their respective Subsidiaries including the activities of (i) acting as a wholesale broker of general liability, commercial property and multi-peril insurance, (ii) marketing and underwriting general liability, commercial property and multi-peril insurance, and (iii) handling or administering Third-Party claims relating to general liability, commercial property and multi-peril insurance; and

                  (ii) "Restricted Shareholder" means the following Shareholder:
            E. Anthony Saltzman.

            (e) The parties agree that the remedy at law for any breach of the foregoing will be inadequate and that Parent, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without proof of actual damages and without any requirement for the securing or posting of any bond.

            (f) Each of the Restricted Shareholder and the Principal Shareholder acknowledges that the covenants in this Section 7.10 are an essential element of the transactions contemplated by this Agreement and a fundamental inducement to Parent and Buyer to enter into this Agreement. Moreover, each of the Restricted Shareholder and the Principal Shareholder acknowledges that the business of PIC, Parent and their respective Subsidiaries can be conducted in any location throughout the United States. Parent, Buyer, the Restricted Shareholder, and the Principal Shareholder intend to and hereby confer jurisdiction to enforce the covenants in this Section 7.10 upon the courts of any jurisdiction within the geographical scope of the covenants in this Section 7.10. Each of the Restricted Shareholder and the Principal Shareholder agrees that this Section 7.10 shall be deemed to be a series of separate covenants, one for each state, territory and jurisdiction of the United States in which the Restricted Businesses purport to conduct business. With respect to any proceeding of or before a Governmental Authority, each of the Restricted Shareholder and the Principal Shareholder further agrees that (i) if a Governmental Authority shall refuse to enforce any of these separate covenants, such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary for the remaining separate covenants to be enforced in such proceeding and (ii) if a Governmental Authority shall refuse to enforce one or more of the separate covenants because the total time thereof is deemed to be excessive or unreasonable, then such covenants which would otherwise be unenforceable due to such excessive or unreasonable period of time shall be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such Governmental Authority.

            (g) All memoranda, notes, lists, records and other documents (and all copies thereof), including, but not limited to, such items stored in computer memories, on microfiche or made available to the Restricted Shareholder or the Principal Shareholder concerning the Restricted Businesses or the business of Parent or any of its affiliates, are and shall be Parent's property and shall be delivered to Parent or any of its affiliates, promptly upon termination of the Restricted Shareholder's or the Principal Shareholder's employment with Parent or any of its affiliates, as the case may be, or at any other time on request.

            Section 7.11 Shareholder Releases. Except as set forth in this
Section 7.11, each Shareholder, on behalf of itself and its affiliates, and their respective heirs, executors, successors and assigns, hereby remises, releases and forever discharges, and by these presents does release and forever discharge, Parent, PIC, and their respective Subsidiaries and Parent's, PIC's and their Subsidiaries' respective Representatives (each, a "Releasee"), jointly and severally, of and from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law or in equity, known or unknown, arising from, connected or related to, or caused by any event, occurrence, cause or thing, of any type, whatsoever, arising or existing, or occurring, in whole or in part, at any time from the beginning of the world through the date hereof; provided, however, that this release shall not extend to (a) any obligation of the Releasee or any of them provided for in or incurred under this Agreement or in any written agreement (whenever any such obligation or the cause thereof shall have arisen) between a Shareholder and the Releasee, or any of them, to be executed at or in connection with the consummation of the transactions contemplated by this Agreement, or (b) the entitlement of a Person to COBRA continuation coverage benefits or any other similar benefits required to be provided by Law. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, front pay, compensatory damages, or punitive damages. Notwithstanding any other provision of this Section 7.11 to the contrary, this release is not intended to interfere with, and shall not apply to, a Shareholder's right to file a charge with the Equal Employment Opportunity Commission in connection with any claim such Person believes it may have against the Releasees. However, by executing this Agreement, the Shareholders hereby waive the right to recover in any proceeding they may bring before the Equal Employment Opportunity Commission or any State human rights commission or in any proceeding brought by the Equal Employment Opportunity Commission or any State human rights commission on their behalf. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, front pay, compensatory damages, or punitive damages. This release shall be irrevocable and may not be changed orally.

            Section 7.12 Hatboro Headquarters. At or prior to Closing, Parent shall enter into, or cause an affiliate of Parent to enter into, (a) a lease (the "Headquarters Lease") with the Principal Shareholder for a term of at least ten (10) years for the whole of the building located at 420 S. York Road, Hatboro, Pennsylvania (the "Headquarters") on terms mutually acceptable to Parent and the Principal Shareholder; provided, that such terms shall be no less favorable than the terms in effect as of the date of this Agreement under any lease between PIC, PNG or their affiliates and the Principal Shareholder (the "Current Leases"), which include, among other things, an annual rental rate of approximately $17.00 per square foot and annual expense adjustments as set forth in the Current Leases, or (b) an agreement with the Principal Shareholder to purchase the Headquarters and the related land on terms mutually acceptable to Parent or an affiliate of Parent and the Principal Shareholder (the "Headquarters Purchase Agreement").

            Section 7.13 Disclosure Documents. PIC shall instruct and shall use its commercially reasonable best efforts to cause its independent public accountants to provide for the purposes of filing, and to consent to such filing, the Audited Financial Statements, the Unaudited Financial Statements, any financial statements of PIC and its Subsidiaries prepared after the date of this Agreement, and such consents and other documentation, in form and substance as required by applicable Law, in any public or private financing documents or other documents filed with the U.S. Securities and Exchange Commission or any other Governmental Authority. Buyer and PIC shall each pay fifty percent (50%) of the costs of PIC's independent public accountants incurred by PIC in connection with this Section 7.13.

                                  ARTICLE VIII

                                   CONDITIONS

            Section 8.1 Conditions to the Obligations of Each Party. The obligations of PIC, the Shareholders, Parent and Buyer to effect the Closing are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

            (a) HSR Act. Any applicable waiting period (including any extension thereof) under the HSR Act relating to transactions contemplated by this Agreement shall have expired or been terminated; and

            (b) No Injunctions or Restraints. No provision of any applicable Law and no judgment, injunction, order or decree that makes illegal or otherwise prohibit the Closing or any of the other transactions contemplated by this Agreement shall be in effect.

            Section 8.2 Conditions to the Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Closing are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

            (a) Performances of Obligations; Representations and Warranties of PIC. (i) The representations and warranties of PIC contained in this Agreement and in any certificate or other writing delivered by PIC pursuant hereto (A) if subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct in all respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), and (B) if not subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct in all material respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), (ii) PIC shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Closing, and (iii) Parent shall have received a certificate signed by the chief executive officer of PIC to the foregoing effect;

            (b) Performances of Obligations; Representations and Warranties of the Shareholders. (i) The representations and warranties of the Shareholders contained in this Agreement and in any certificate or other writing delivered by the Shareholders pursuant hereto (A) if subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct in all respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), and (B) if not subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct in all material respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), (ii) the Shareholders shall have performed in all material respects all of their covenants, agreements and obligations hereunder required to be performed by them at or prior to the Closing, and (iii) Par-ent shall have received a certificate signed by the Shareholders' Representative to the foregoing effect;

            (c) No Litigation. No proceeding or litigation shall have been threatened or shall have been commenced by or before any Governmental Authority
(i) seeking to restrain or prohibit the consummation of the transaction contemplated by this Agreement or the Merger Agreement or seeking to obtain from Parent, PIC or any of their respective Subsidiaries any damages that are material in relation to Parent and Parent's Subsidiaries taken as a whole or PIC and PIC's Subsidiaries taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by Parent, PIC or any of their respective Subsidiaries of any material portion of the business or assets of PIC and its Subsidiaries, or to compel Parent, PIC or any of their respective Subsidiaries to dispose of or hold separate any material portion of their business or assets, as applicable, as a result of the transactions contemplated by this Agreement or the Merger Agreement, (iii) seeking to impose limitations on the ability of Parent to, directly or indirectly, acquire or hold, or exercise full rights of ownership of, any shares of capital stock of PIC or PNG, (iv) seeking to prohibit Parent or Parent's Subsidiaries from, after the Closing Date, effectively controlling in any material respect the business or operations of PIC and PIC's Subsidiaries, taken as a whole, or (v) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PIC or Parent;

            (d) Regulatory Matters. The authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (other than the expiration of the applicable waiting period under the HSR Act that is addressed in Section 8.1(a)) that are necessary for the consummation of the transactions contemplated hereby shall have been filed, have occurred or have been obtained (all of the foregoing, the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect; provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Authority, which could (or if implemented could) have more than an immaterial effect on Parent or PIC;

            (e) Third Party Consents. All material Third Party consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement, which shall consist solely of those set forth in
Section 8.2(e) of the PIC Disclosure Letter, shall have been obtained;

            (f) PNG. If the Merger is not consummated simultaneously with the Closing hereunder or immediately thereafter, PNG shall have taken all necessary action to allow Parent to obtain representation on the PNG Board of Directors proportional to Parent's aggregate equity ownership of PNG (after giving effect to the Closing) (which, as of the date hereof, shall be no less than two (2) of the seven (7) director positions on the PNG Board of Directors) and PNG shall not have taken any action or omitted to take any action under or with respect to Pennsylvania law, PNG's articles of incorporation, bylaws, other governing documents or Contracts (including, without limitation, by adopting a shareholder rights or similar plan, by issuing additional securities, by effect of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of PNG Common Stock, or by amending any of PNG's articles of incorporation, bylaws or other governing documents or adopting, amending or terminating any Contracts) that has the effect of preventing or making more difficult any business combination or other transaction involving Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand;

            (g) Employment Arrangements. (i) Each of Robert A. Lear, Jason M. Waksman, Edward A. Levy, and E. Anthony Saltzman shall have entered into employment agreements with PIC, each effective as of the Closing Date; (ii) Bret
T. Van Leeuwen and Karl F. Snearer shall be employed by PIC or its Subsidiaries as of the Closing Date under the terms of the employment arrangement currently in effect with respect to them, as may be modified after the date of this Agreement; and (iii) Scott A. Rohr shall have executed an amendment to his current employment arrangements, which amendment shall be in form and substance reasonably satisfactory to Parent and which shall terminate any existing phantom stock plan and any outstanding phantom equity of any Subsidiary of PIC to which he is entitled (collectively, the "Key Employees");

            (h) General Releases. Each of the directors and officers of PIC and PIC's Subsidiaries shall have executed and delivered to Parent a General Release;

            (i) Legal Opinion. Parent and Buyer shall have received (i) an opinion of Morgan, Lewis & Bockius LLP, counsel to PIC (or other counsel reasonably acceptable to Parent), dated as of the Closing Date, in form and substance satisfactory to Parent, to the effect set forth in Exhibit F; and (ii) opinions of counsel to the Shareholders dated as of the Closing Date, in form and substance satisfactory to Parent, to the effect set forth in Exhibit G;

            (j) PNG Stock Purchase Agreements. The closing of the sale of the Additional PNG Equity shall have been consummated prior to or simultaneously with the Closing in accordance with the terms of the PNG Stock Purchase Agreements; and

            (k) Satisfaction of Payments. All obligations to the Principal Shareholder (approximately $2,750,000) and Robert A. Lear (approximately $2,900,000) pursuant to the Deferred Compensation Agreement between the Principal Shareholder and PIC, dated as of November 18, 2002, and the Executive Employment Agreement between Robert A. Lear and PIC, dated as of November 11, 1997, as amended, respectively, shall have been satisfied in full at or prior to the Closing and such agreements shall have been terminated.

            Section 8.3 Conditions to the Obligations of PIC and the Shareholders. The obligation of PIC and the Shareholders to effect the Closing is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions: (i) the representations and warranties of Parent and Buyer contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto (A) if subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct in all respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), and (B) if not subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct in all material respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), (ii) Parent shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Closing, and (iii) PIC and the Shareholders' Representative shall have received a certificate signed by the chief executive officer of Parent to the foregoing effect.

            Section 8.4 Frustration of Closing Conditions. None of Parent, Buyer, PIC, the Shareholders or the Shareholders' Representative may rely, either as a basis for not consummating the transactions contemplated hereby or terminating this Agreement and transactions contemplated hereby, on the failure of any condition set forth in Sections 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party's breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the transactions contemplated hereby, as required by and subject to Section 7.4.

                                   ARTICLE IX

                                VOTING AGREEMENT

            Section 9.1 Voting of the PNG Shares.

            (a) Until the Closing or the termination of this Agreement in accordance with the terms hereof, PIC hereby agrees that it shall cause PIC Holdings at any annual, special or other meeting of the shareholders of PNG, and at any adjournment or adjournments thereof, or by written consent without a meeting, to vote the PNG Shares (i) in favor of any business combination or other transaction, or other resolution or matter submitted to the PNG shareholders involving or related to any business combination or other transaction, with Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, including the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and (ii) against approval or adoption of any business combination or other transaction involving a Third Party and PNG, or any other action or agreement that could have the effect of preventing or making more difficult any business combination or other transaction involving Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, or that could impede, interfere with, frustrate, delay, postpone or attempt to discourage the transactions contemplated by the Merger Agreement. PIC shall cause PIC Holdings, as the holder of the PNG Shares, to be present, in person or by proxy, at all annual, special or other meetings of the share-holders of PNG, and at any adjournment or adjournments thereof, so that all of the PNG Shares are counted for the purpose of determining the presence of a quorum at such meetings.

            (b) PIC shall cause PIC Holdings, with respect to the PNG Shares, to constitute and appoint Parent, or any nominee of Parent, with full power of substitution, from the date of this Agreement until the earlier of the termination of this Agreement and the Closing, as PIC Holdings' true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote the PNG Shares, as its Proxy, at any annual, special or other meeting of the shareholders of PNG, and at any adjournment or adjournments thereof, or by written consent without a meeting, (i) in favor of any business combination or other transaction, or other resolution or matter submitted to the PNG shareholders involving or related to any business combination or other transaction, with Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, including the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and (ii) against approval or adoption of any business combination or other transaction involving a Third Party and PNG, or any other action or agreement that could have the effect of preventing or making more difficult any business combination or other transaction involving Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, or that could impede, interfere with, frustrate, delay, postpone or attempt to discourage the transactions contemplated by the Merger Agreement. THIS POWER OF ATTORNEY AND PROXY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF PARENT AND BUYER ENTERING INTO THIS AGREEMENT, IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND SHALL TERMINATE UPON THE EARLIER OF THE TERMINATION OF THIS AGREEMENT AND THE CLOSING. This appointment shall revoke all prior attorneys and proxies appointed by PIC Holdings at any time with respect to the PNG Shares and no subsequent attorneys or proxies shall be appointed by PIC Holdings or be effective with respect thereto while this Agreement is in effect.

                                   ARTICLE X

                                   TERMINATION

            Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

            (a) by mutual written consent of PIC and Parent;

            (b) by either PIC or Parent, if the Closing not been consummated as of March 31, 2005 (the "End Date"); provided, however, that if (x) the Closing has not occurred by such date by reason of non-satisfaction of the condition set forth in Section 8.1(a) or 8.2(d) and (y) all other conditions set forth in
Article VIII have heretofore been satisfied or waived or are capable of being satisfied, then such date shall automatically be extended to June 30, 2005 (which shall then be the End Date); provided, further, that at the End Date the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Closing to occur on or before the End Date;

            (c) by either PIC or Parent, if there shall be any Law that makes effecting the Closing illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent, Buyer, PIC or any Shareholder from effecting the Closing is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.1(c) is not available to a party that has not fulfilled its obligations under Section 7.3;

            (d) by either PIC or Parent, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) (in the case of a breach by PIC) or Section 8.3 (in the case of a breach by Parent or Buyer), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach; or

            (e) by Parent, if there shall have been a breach by any of the Shareholders of any of their representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(b), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) of this Section 10.1 shall give written notice of such termination to the other party in accordance with Section 14.3, specifying the provision hereof pursuant to which such termination is effected.

            Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (i) that the provisions of this Agreement set forth in this Section 10.2 and Article XIV and the agreements contained in the Confidentiality Agreement (to the extent set forth therein), shall survive the termination hereof and (ii) that no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement prior to such termination.

            Section 10.3 Fees and Expenses.

            (a) If the transactions contemplated by this Agreement are not consummated, all costs and expenses incurred by any party to this Agreement in connection with this Agreement or the transactions contemplated hereby shall be paid by the party incurring such cost or expense. If the transactions contemplated by this Agreement are consummated, except as otherwise provided herein, (i) the Shareholders shall pay or reimburse all of the costs, fees and related expenses incurred by PIC, its Subsidiaries and the Shareholders (A) in connection with this Agreement, the transactions contemplated hereby, and the other strategic alternatives considered by PIC and the Shareholders and (B) pursuant to that certain Agreement, dated August 20, 1993, as in effect as of the Closing, between PIC and PNG; except that PIC shall pay or reimburse the reasonable and documented fees and expenses of the Shareholders and the Key Employees incurred in connection with this Agreement and the transactions contemplated hereby

(whether relating to legal, accounting, actuarial, financial advisory or other fees and expenses) in an amount not to exceed one hundred fifty thousand dollars ($150,000) (the "Fee Cap") and (ii) filing fees payable under or pursuant to the HSR Act shall be paid by Buyer.

            (b) Without limitation on the generality of the foregoing, the Shareholders will be responsible for all expenses in excess of the Fee Cap incurred by or on behalf of PIC and the Shareholders, including but not limited to the fees, expenses, and disbursements of its investment bankers, accountants, actuaries and counsel. To the extent any fees or expenses have been paid by PIC or its Subsidiaries to any Person whose fees, expenses and disbursements are the responsibility of the Shareholders pursuant to the foregoing, such amount shall be deductible, at the option of Buyer, from the Purchase Price payable to the Shareholders at the Closing. The Shareholders jointly and severally agree to indemnify Buyer against all claims for fees, expenses and disbursements by any Person which the Shareholders are responsible for pursuant to the foregoing.

                                   ARTICLE XI

                                 INDEMNIFICATION

            Section 11.1 Indemnification by the Principal Shareholder.

            (a) Subject to Sections 11.1(c) and (d), the Principal Shareholder shall indemnify, defend and hold harmless Parent, each of its Subsidiaries (including PIC and its Subsidiaries), and each of their respective Representatives (and the respective heirs, successors and assigns of each of the foregoing) (the "Parent Indemnified Persons") from and against and in respect of one hundred percent (100%) of all Parent Losses.

            (b) Subject to Section 11.1(e), the Principal Shareholder shall indemnify, defend and hold harmless the Parent Indemnified Persons from and against and in respect of one hundred percent (100%) of all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the defense of any of the same or in asserting, preserving or enforcing any of the rights of the Parent Indemnified Persons arising under
Article XI) incurred by any of the Parent Indemnified Persons, whether or not involving a Third-Party claim, which are caused by, arise from or are related to any breach of any representation or warranty made by any Shareholder pursuant to
Article V or any covenant of any Shareholder contained in this Agreement; provided, however, that, in the case of any representation or warranty that is limited by "material," "Material Adverse Effect" or by any similar term or limitation, the occurrence of a breach or inaccuracy of such representation or warranty, as the case may be, and the amount of losses subject to indemnification hereunder shall be determined as if "material," "Material Adverse Effect" or by any similar term or limitation were not included therein. All statements contained in any schedule hereto delivered by PIC or any Shareholder pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Principal Shareholder.

            (c) The Principal Shareholder's indemnification obligations arising from Section 11.1(a) (to the extent relating to clause (i) of the definition of Parent Losses) shall survive only until eighteen (18) months after the Closing Date; provided, however, that the indemnification obligations related to the representations and warranties contained in (i) Sections 4.2, 4.14(g), 4.23 and 4.24 shall survive without limitation and (ii) Sections 4.14 (except for subsection (g)) and 4.20 shall survive until the expiration of the applicable statute of limitations plus a period of ten (10) Business Days. No claim for the recovery of any Parent Losses may be asserted by any Parent Indemnified Person after the termination of the applicable period as set forth in this Section 11.1(c); provided, however, that claims asserted in writing by any Parent Indemnified Person prior to the termination of the applicable period as set forth in this Section 11.1(c) shall not thereafter be barred; provided, further, however, that the limitations set forth in this Section 11.1(c) shall not apply to any representation and warranty of any Shareholder contained in Article V or any covenant or agreement to be performed by any party hereto.

            (d) The Principal Shareholder's obligation to indemnify the Parent Indemnified Persons for Parent Losses resulting from or arising out of a breach of a representation or warranty contained in or made pursuant to Article IV (except for Sections 4.2, 4.14, 4.20, 4.23 and 4.24) pursuant to Section 11.1(a) is subject to the limitation that no indemnification shall be made by the Principal Shareholder with respect to any claim unless the aggregate amount of Parent Losses exceeds two hundred eighty-seven thousand five hundred dollars ($287,500); however, if such aggregate amount exceeds two hundred eighty-seven thousand five hundred dollars ($287,500), then in such event, indemnification shall be made by the Principal Shareholder for the full amount of Parent Losses (including the first $287,500). In no event shall the Principal Shareholder's aggregate obligations to indemnify the Parent Indemnified Persons for Parent Losses resulting from or arising out of a breach of a representation or warranty contained in or made pursuant to: (i) Article IV (except for Sections 4.2, 4.7, 4.9, 4.13, 4.14, 4.15, 4.20, 4.23 and 4.24) pursuant to Section 11.1(a) exceed six million dollars ($6,000,000); and (ii) Sections 4.7 (but only to the extent such breach is not also a breach of another representation or warranty contained in this Agreement), 4.9, 4.13, 4.14 and 4.15 pursuant to Section 11.1(a) exceed ten million dollars ($10,000,000); provided that the $10,000,000 limitation described in clause (ii) of this sentence shall not be in addition to the $6,000,000 limitation described in clause (i) of this sentence, but shall only constitute and extension of such $6,000,000 limitation, such that the Principal Shareholder's obligations to indemnify the Parent Indemnified Persons for Parent Losses resulting from or arising out of a breaches of representations or warranties described in this sentence shall not exceed $10,000,000 in the aggregate. The Principal Shareholder's obligation to indemnify the Parent Indemnified Persons for Parent Losses resulting from or arising out of a breach of a representation or warranty contained in or made pursuant to Sections 4.2, 4.20, 4.23 and 4.24 pursuant to Section 11.1(a) shall not be subject to any limitations contained in this Section 11.1(d).

            (e) The Principal Shareholder's indemnification obligation arising from Section 11.1(b) shall survive indefinitely. In no event shall the Principal Shareholder's obligation to indemnify the Parent Indemnified Persons pursuant to
Section 11.1(b) exceed the Purchase Price.

            Section 11.2 Indemnification by Parent and Buyer.

            (a) Subject to Sections 11.2(b) and (c), Parent and Buyer shall, jointly and severally, indemnify, defend and hold harmless the Shareholders and each of their respective

Representatives (and the respective heirs, successors and assigns of each of the foregoing) (the "Shareholder Indemnified Persons") from and against and in respect of one hundred percent (100%) of all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the defense of any of the same or in asserting, preserving or enforcing any of the rights of the Shareholder Indemnified Persons arising under Article XI) incurred by any of the Shareholder Indemnified Persons, whether or not involving a Third-Party claim, which are caused by, arise from or are related to (i) any breach of any representation or warranty made by Parent or Buyer pursuant to
Article VI, (ii) any covenant of Parent or Buyer contained in this Agreement, or
(iii) the operation by Buyer of the business of PIC and its Subsidiaries following the Closing (except to the extent any such Shareholder Losses are related to any action or inaction by any Shareholder Indemnified Persons or the operation of the business of PIC and its Subsidiaries prior to the Closing) ("Shareholder Losses").

            (b) Parent's and Buyer's indemnification obligations arising from
Section 11.2(a) shall survive only until the eighteen (18) month anniversary of the Closing Date. No indemnification claim may be asserted by any Shareholder Indemnified Person after the termination of the applicable period as set forth in this Section 11.2(b); provided, however, that claims asserted in writing by any Shareholder Indemnified Person prior to the termination of the applicable period as set forth in this Section 11.2(b) shall not thereafter be barred; provided, further, however, that the limitations set forth in this Section 11.2(b) shall not apply to any covenant or agreement to be performed by any party hereto.

            (c) Parent's and Buyer's obligations to indemnify the Shareholder Indemnified Persons for Shareholder Losses resulting from or arising out of a breach of a representation or warranty contained in or made pursuant to Article VI pursuant to Section 11.2(a) is subject to the limitation that no indemnification shall be made by Parent or Buyer with respect to any claim unless the aggregate amount of Shareholder Losses exceeds two hundred eighty-seven thousand five hundred dollars ($287,500); however, if such aggregate amount exceeds two hundred eighty-seven thousand five hundred dollars ($287,500), then in such event, indemnification shall be made by Parent or Buyer for the full amount of Shareholder Losses (including the first $287,500). In no event shall Parent's or Buyer's aggregate obligations to indemnify the Shareholder Indemnified Persons for Shareholder Losses pursuant to clause (i) of
Section 11.2(a) and clause (iii) of Section 11.2(a) exceed six million dollars ($6,000,000). Nothing in the foregoing sentence shall imply that, solely as a result of the terms of such sentence, the Shareholder Indemnified Persons assume any liability (including in excess of the cap referred to in such sentence) for matters referred to in clause (iii) of Section 11.2(a).

            Section 11.3 Notice of Claim; Defense. A Parent Indemnified Person or a Shareholder Indemnified Person that desires to seek indemnification under any part of this Article XI (each, an "Indemnified Person") shall give to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article XI, together with the estimated amount of such claim (if then estimable), and the Indemnitor shall have the right to assume the defense (at its expense) of any such claim through counsel of such Indemnitor's own choosing by so notifying the Indemnified Persons within fifteen (15) Business Days of the first receipt by such Indemnitor of such notice from the Indemnified Persons; provided, however, that any such counsel shall be reasonably satisfactory to the Indemnified Persons. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice and in such case, only to the extent of such prejudice. If, under applicable standards of professional conduct, a conflict between any Indemnified Persons and any Indemnitor exists in respect of such third-party claim, the Indemnitor shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to resolve such conflict (but not more than one firm of counsel). The Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnified Persons for any period during which the Indemnitor has not assumed the defense of any such third-party claim. If the Indemnitor assumes such defense, the Indemnified Persons shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor chooses to defend or prosecute any third-party claim, the Indemnified Persons shall agree to any settlement, compromise or discharge of such third-party claim that the Indemnitor may recommend and that, by its terms, discharges the Indemnified Persons from any Liability in connection with such third-party claim; provided, however, that, without the consent of the Indemnified Persons, the Indemnitor shall not consent to, and the Indemnified Persons shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Persons or any affiliate of the Indemnified Persons or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff for the benefit of each Indemnified Person.

            Section 11.4 Survival of Indemnification Claims; Offset. The indemnification obligations set forth in this Article XI shall survive the Closing as set forth in Sections 11.1(c) and 11.1(e) and may be satisfied, in whole or in part, by offset against the Escrowed Amount.

            Section 11.5 Characterization of Indemnification Payments. Any payments made pursuant to this Article XI shall be treated for all Tax purposes as adjustments to the Purchase Price.

            Section 11.6 Effect of Investigation. The right to indemnification and all other remedies based on any representation, warranty, covenant or obligation contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of any party hereto to consummate the transactions contemplated hereby, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representation, warranty, covenant or obligation.

            Section 11.7 Limitations on Indemnification.

            (a) Notwithstanding the other provisions of this Article XI, the amount by which an Indemnitor is or may be required to pay to an Indemnified Person in respect of losses for which indemnification is provided under this Article XI shall be reduced by (i) any amounts actually received (including amounts actually received under insurance policies) by the Indemnified Person from Third Parties in respect of such loss or (ii) any actual reduction in income Taxes payable by the Indemnified Person, solely as a result of the deductibility for income Tax purposes of such losses for which indemnification is provided under this Article XI, for the taxable year in which such deduction is claimed (assuming that all other available losses, deductions, loss carry forwards and other Tax attributes are utilized prior to such losses for which indemnification is provided under this Article XI) (such amounts are collectively referred to herein as "Indemnity Reduction Amounts"). If any Indemnified Person receives any Indemnity Reduction Amounts in respect of a claim for which indemnification is provided under this Agreement after the full or partial amount of such claim has been paid by an Indemnitor, then the Indemnified Person shall promptly remit to the Indemnitor an amount equal to the excess, if any, of (i) the amount theretofore paid by the Indemnitor in respect of such claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made.

            (b) Notwithstanding anything to the contrary in the organizational documents or other instruments of PIC or any of its Subsidiaries, no Shareholder shall have any right to indemnification or other recovery thereunder or otherwise (whether as an officer, director, shareholder or in any other capacity) from PIC or any of its Subsidiaries with respect to any matter to the extent that such the Principal Shareholder is liable, or would be liable but for the limitations on indemnification contained herein, to any of the Parent Indemnified Persons for indemnification under this Article XI with respect to such matter.

            (c) EXCEPT WITH RESPECT TO AMOUNTS PAID OR PAYABLE BY AN INDEMNIFIED PERSON IN CONNECTION WITH THIRD-PARTY CLAIMS AND EXCEPT IN THE CASE OF FRAUD OR WILLFUL MISREPRESENTATION, AN INDEMNITOR SHALL NOT HAVE ANY LIABILITY TO ANY INDEMNIFIED PERSON FOR ANY LOSS OF PROFITS, SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), WHETHER OR NOT THE INDEMNITOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (d) Notwithstanding anything contained in this Agreement to the contrary, in the case of fraud or willful misrepresentation, the limitations on indemnification (including as to duration and amount) contained in Sections 11.1(c), 11.1(d), 11.2(b), and 11.2(c) shall not apply to any claim for indemnification under this Article XI by an Indemnified Person.

            Section 11.8 Exclusive Remedy. Except in the case of fraud or willful misrepresentation, Parent, Buyer and the Shareholders agree that the indemnification provisions of this Article XI and Article XII shall be the exclusive monetary remedy of the Indemnified Persons with respect to breaches of representations, warranties, covenants, obligations or other provisions of this Agreement.

                                   ARTICLE XII

                                   TAX MATTERS

            Section 12.1 Apportionment of Taxes.

            (a) Principal Shareholder Indemnification. The Principal Shareholder shall indemnify, defend and hold harmless the Parent Indemnified Persons from and against and in respect of one hundred percent (100%) of all Taxes (and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred asserting, preserving or enforcing any of the rights arising under Article XII), other than any such Taxes that were included in Total Current Liabilities for purposes of calculating the Closing Net Working Capital pursuant to Section 2.3(a), incurred in connection with (i) any Taxes imposed on PIC or any of its Subsidiaries for any taxable period ending on or before the Closing Date, and for the portion of any Straddle Period (as defined below) ending on the Closing Date (a "Pre-Closing Tax Period"), (ii) any Taxes imposed on any member of any consolidated, combined, affiliated or unitary group (including, without limitation any Taxes imposed pursuant to Treasury Regulation
Section 1.1502-6 or a similar provision of any state, local or foreign income Tax Law imposing joint and/or several liability upon the members of a consolidated, combined, affiliated or unitary group) with which PIC or any of its Subsidiaries files or has filed a Tax Return on a consolidated, combined, unitary or affiliated basis for any Pre-Closing Tax Period, (iii) any Transfer Taxes for which the Principal Shareholder is liable pursuant to Section 12.6, and (iv) any Taxes imposed on PIC or any of its Subsidiaries as a result of any breach of any warranty or representation under Section 4.16.

            (b) Buyer's Indemnification of Shareholders. Parent and Buyer, jointly and severally, shall indemnify, defend and hold harmless the Shareholders from and against and in respect of one hundred percent (100%) of all Taxes (and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in asserting, pursuing or enforcing any of the rights arising under Article XII) incurred in connection with any Tax imposed on PIC or any of its Subsidiaries for any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

            (c) Proration of Taxes and Earnings and Profits. To the extent permitted by Law or administrative practice, the taxable years of PIC and each of its Subsidiaries shall end on and include the Closing Date. Whenever it is necessary to determine the liability for Taxes, or the earnings and profits, of PIC or any of its Subsidiaries for a portion of a taxable year or period that begins before and ends after the Closing Date (a "Straddle Period"), the determination of the Taxes or the earnings and profits for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by using an interim-closing-of-the-books method assuming that such taxable period ended at the close of the Closing Date, except that (A) exemptions, allowances or deductions that are allowed on an annual basis shall be apportioned on a per-diem basis and (B) Taxes other than Taxes based upon income or receipts or ad valorem Taxes, such as real property, personal property, intangibles and other similar Taxes (including, but not limited to, franchise Taxes not based upon income or receipts) shall be allocated as follows: the portion of the Tax that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax from the entire taxable year or period multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire year or period, and the remainder of such Tax shall be allocated to the portion of the year or period beginning on the day after the Closing Date.

            (d) To the extent that an indemnification obligation of one party pursuant to this Section 12.1 may overlap with another indemnification obligation of such party pursuant to this Section 12.1, the party entitled to such indemnification shall be limited to only one of such indemnification payments.

            (e) Whenever in accordance with this Section 12.1 Parent or Buyer shall be required to pay the Shareholders an amount or the Principal Shareholder shall be required to pay Buyer an amount, such payments shall be made as of the later of (x) ten (10) days after the date such payment is requested or (y) ten
(10) days before the requesting party is required to pay the related Tax liability.

            Section 12.2 Contest Provisions.

            (a) Notification of Contests. Buyer shall notify the Shareholders' Representative in writing within fifteen (15) days of receipt by Parent, Buyer, PIC or any of their Subsidiaries of written notice of any pending or threatened audits, assessments, inquiries or claims, which may affect the liability for Taxes (including, without limitation, under this Section 12) of the Principal Shareholder. The Shareholders' Representative shall notify Buyer in writing within fifteen (15) days of receipt by any Shareholder of written notice of any pending or threatened audits, assessments, inquiries or claims, which may affect the liability for Taxes (including, without limitation, under this Section 12) of Parent or Buyer. If the Shareholders' Representative or Buyer fails to give such prompt notice to the other party, it shall not be entitled to indemnification for any related Taxes only if (and only to the extent that) such failure to give notice materially prejudices the other party's ability to contest liability for such Taxes.

            (b) Which Party Controls.

                  (i) Principal Shareholder's Items. The Shareholders'
            Representative shall at his expense have the sole right to control, defend, prosecute, settle and compromise any audit, assessment, inquiry or claim for Taxes with respect to Taxes set forth in
            Section 12.1(a), other than Taxes for any Straddle Period which shall be controlled by Buyer pursuant to Section 12.2(b)(ii) hereof.

                  (ii) Buyer's Items. Buyer shall at its expense have the sole right to control defend, prosecute, settle and compromise any audit, assessment, inquiry or claim for Taxes related to PIC or any Subsidiary of PIC (including, without limitation, those relating to any Taxes for any Straddle Period) other than those controlled by the Shareholders' Representative pursuant to Section 12.2(b)(i); provided, that, for a Straddle Period in which the Principal Shareholder may have a Tax liability, no settlement with respect to such Tax liability shall be made without the Shareholders' Representative consent, which consent shall not be unreasonably withheld or delayed.

                  (iii) Participation Rights. Notwithstanding Section 12.2(b)(i)
            and (ii), any party whose liability for Taxes may be affected by an audit, assessment, inquiry or claim shall be entitled to participate at its expense in such defense and to employ counsel of its choice at its expense.

            Section 12.3 Tax Returns.

            (a) The Shareholders. The Shareholders' Representative shall prepare or cause to be prepared and timely file or cause to be timely filed (taking into account any extensions) all required Tax Returns relating to PIC and any Subsidiary of PIC for any taxable period that ends on or before the Closing Date.

            (b) Buyer. Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed (taking into account any extensions) all other Tax Returns (including for any Straddle Periods) relating to PIC and any of its Subsidiaries. Buyer shall provide the Shareholders' Representative with a copy of any Tax Return with respect to a Straddle Period at least thirty (30) days prior to the date it is filed, accompanied by a statement calculating in reasonable detail the Principal Shareholders' indemnification obligation with respect thereto pursuant to Section 12.1. Such Straddle Period Tax Returns shall be prepared in a manner consistent with prior practice to the extent supported by applicable Law. Buyer shall not file or cause to be filed any Straddle Period Tax Return without the Shareholder Representatives' prior consent, which shall not be unreasonably withheld.

            Section 12.4 Refunds, Credits and Net Operating Losses.

            (a) Any refunds or credits of Taxes of PIC or any of its Subsidiaries plus any interest received with respect thereto for any Pre-Closing Tax Period (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date or refunds of estimated Taxes or "quick refunds" pursuant to Code Section 6411 or any corresponding provision of applicable Tax Law) shall be for the account of the Shareholders and shall be paid or caused to be paid by Buyer to the Shareholders' Representative within ten (10) Business Days after receipt of such refund or after the relevant Tax Return is filed which causes the credit to become available to Buyer, PIC or any of their Subsidiaries. Any refunds or credits of Taxes of PIC or any of its Subsidiaries plus any interest received with respect thereto from the applicable Tax Authority for any taxable period beginning after the Closing Date shall be for the account of Buyer. Any refunds or credits of Taxes of PIC or any of its Subsidiaries plus interest received with respect thereto for any Straddle Period shall be apportioned between the Shareholders and Buyer in the same manner as the liability for such Taxes is apportioned pursuant to Section 12.1. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge, agree and shall report for all income Tax purposes that, pursuant to applicable Law, any income Tax deductions arising from the payment of change of control bonuses or other similar payments referenced in Sections 2.2 and 8.2(k) shall be attributable to the taxable period (or portion thereof) ending on the Closing Date and any refund or credit attributable thereto (plus any interest received with respect thereto) with respect to any Pre-Closing Tax Period shall be for the account of the Shareholders and shall be paid in accordance with the first sentence of this
Section 12.4(a).

            (b) Neither Buyer nor any of its affiliates shall be under any obligation to make any payment to the Shareholders for the use in a Tax Return for a period beginning after the Closing Date, of any excess Tax credit (including any excess foreign tax credits), net operating loss, or other Tax attribute of PIC or any Subsidiary of PIC, and the Shareholders shall not be liable to Buyer for any change in the amount of such credits or net operating loss after the Closing Date which results from any adjustments made to any Tax Return which affects the amount of such credits or net operating loss.

            Section 12.5 Survival of Tax Provisions. Any claim to be made pursuant to this Article XII (a "Tax Claim") must be made within thirty (30) days following the expiration (giving effect to any valid extensions, waivers and tolling periods) of the applicable statutes of limitations relating to the Taxes at issue.

            Section 12.6 Transfer Taxes. Notwithstanding any other provision of this Agreement to the contrary, all excise, sales, use, transfer (including real property transfer or gains), documentary, value added, stamp, filing, recordation and other similar Taxes together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, incurred in connection with the transactions contemplated by this Agreement (collectively, "Transfer Taxes") and all expenses relating thereto shall be borne by the Principal Shareholder. Notwithstanding Section 12.3, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the Buyer. To the extent required by applicable law, the Shareholders shall cause their respective affiliates to cooperate in the execution of any such Tax Returns.

            Section 12.7 Exclusivity. Notwithstanding any other provision in this Agreement, this Article XII shall exclusively govern all matters related to indemnification for Taxes under this Agreement and Article XI shall not apply to such matters.

            Section 12.8 Certain Post-Closing Actions which Affect Shareholders' Liability for Taxes.

            (a) None of Buyer or any affiliate of Buyer shall (or shall cause or permit PIC or any Subsidiary of PIC to) amend, refile or otherwise modify any Tax Return relating in whole or in part to PIC or any Subsidiary of PIC with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of the Shareholders' Representative, which consent may be withheld in the sole discretion of the Shareholders' Representative.

            (b) Buyer shall make all elections and waivers under applicable Law (including Section 172 of the Code) to waive the carryback of any operating losses, net operating losses, capital losses, tax credits or similar items to a Pre-Closing Tax Period and/or a Straddle Period.

            Section 12.9 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements or arrangements, written or oral, between the Shareholders and PIC shall terminate as of the Closing. After the Closing Date, neither PIC nor any of its Subsidiaries shall have any further rights or obligations under any such Tax sharing agreements.

            Section 12.10 Characterization of Indemnification Payments. Any payments made pursuant to this Article XII shall be treated for all Tax purposes as adjustments to the Purchase Price.

            Section 12.11 Assistance and Cooperation. The parties agree that after the Closing Date:

            (a) Each party shall assist (and cause their respective Representatives to assist) the other party in preparing and filing any Tax Returns which such other party is responsible for preparing and filing, including maintaining and making available to the other party all records (including audit records and work-papers) necessary in connection with Taxes and in resolving disputes and audits with respect to all taxable periods relating to Taxes;

            (b) The parties shall cooperate fully in preparing for any audits of, or disputes with, Tax Authorities regarding any Tax Returns and payments in respect thereof;

            (c) The parties shall make available to each other and to any Tax Authority as reasonably requested all relevant books and records relating to Taxes, Tax Returns, schedules, work-papers and other relevant documents related to Taxes;

            (d) The parties shall furnish the other with copies of all relevant correspondence received from any Tax Authority; and

            (e) The Shareholders shall provide Buyer with copies of all Tax Returns (including all supporting documentation) related to PIC and its Subsidiaries filed for Pre-Closing Tax Periods.

            Section 12.12 FIRPTA. Immediately prior to the Closing, the Shareholders shall furnish to Buyer a certification in accordance with Treasury Regulation Section 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Buyer, certifying that an interest in PIC is not a United States real property interest because PIC is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (the "FIRPTA Certificate").

                                  ARTICLE XIII

                         THE SHAREHOLDER REPRESENTATIVE

            Section 13.1 The Shareholders' Representative.

            (a) The Shareholders hereby authorize, direct and appoint Irvin Saltzman to act as sole and exclusive agent, attorney-in-fact and representative of the Shareholders, with full power of substitution with respect to all matters under this Agreement, including, without limitation, determining, giving and receiving notices and processes hereunder, receiving distributions of the Paid Amount to or for the benefit of the Shareholders, contesting and settling any and all claims for indemnification pursuant to Articles XI and XII, resolving any other disputes hereunder, performing the duties expressly assigned to the Shareholders' Representative hereunder and to engage and employ agents and representatives and to incur such other expenses as the Shareholders' Representative shall reasonably deem necessary or prudent in connection with the foregoing. The Shareholders' Representative shall have the sole and exclusive right on behalf of any Shareholder to take any action or provide any waiver, or receive any notice with respect to any claims for indemnification under Articles XI and XII and to settle any claim or controversy arising with respect thereto. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Shareholders' Representative consistent herewith, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Shareholder's individual capacity, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. Any action required to be taken by the Shareholders hereunder or any action which the Shareholders, at their election, have the right to take hereunder, shall be taken only by the Shareholders' Representative and no Shareholder acting on its own shall be entitled to take any such action. All deliveries and payments to be made by Parent or Buyer to any Shareholder hereunder shall be made exclusively to the Shareholders' Representative on behalf of the Shareholders and any delivery or payment so made to the Shareholders' Representative shall constitute full performance of the obligations hereunder of Parent or Buyer to the Shareholders. Parent and Buyer shall not be liable for allocation of particular deliveries and payments among the Shareholders.

            (b) The appointment of the Shareholders' Representative as each Shareholder's attorney-in-fact revokes any power of attorney heretofore granted that authorized any other Person or Persons to represent such Shareholder with regard to this Agreement, the PIC Shares and the transactions contemplated hereby. The appointment of the Shareholders' Representative as attorney-in-fact pursuant hereto is coupled with an interest and is irrevocable. The obligations of each Shareholder pursuant to this Agreement (i) will not be terminated by operation of law, death, mental or physical incapacity, liquidation, dissolution, bankruptcy, insolvency or similar event with respect to such Shareholder or any proceeding in connection therewith, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust, or any other event, and (ii) shall survive the delivery of an assignment by any Shareholder of the whole or any fraction of its interest in any payment due to it under this Agreement.

            (c) Irvin Saltzman hereby accepts the foregoing appointment and agrees to serve as the Shareholders' Representative, subject to the provisions hereof, for the period of time from and after the date hereof without compensation except for the reimbursement from the Shareholders of reasonable out of pocket expenses incurred by the Shareholders' Representative in his capacity as such.

            (d) Each Shareholder hereby waives all potential conflicts of interest arising out of the Shareholders' Representative's activities or authority as the Shareholders' Representative and his relationships with PIC or any of its Subsidiaries or affiliates (whether before or after the Closing), whether as an employee, consultant, agent, director, officer, shareholder or other representative of PIC or any of its affiliates.

            (e) The Shareholders' Representative may resign at any time by giving written notice of resignation, at least sixty (60) days prior to the effectiveness of such resignation, to Parent, the Shareholders, the Shareholders' Representative may be removed at any time with or without cause by the approval of the holders of seventy five percent (75%) of the PIC Shares held by the Shareholders on the Closing Date (the "Approving Holders"). Upon any such resignation or removal, such Approving Holders shall select a successor Shareholders' Representative, which successor shall be approved by the Approving Holders. In the case of a resigning Shareholders' Representative, if no successor Shareholders' Representative shall have been so appointed by the Approving Holders and shall have accepted such appointment (effective upon the date of resignation of the resigning Shareholders' Representative), within fifteen (15) days after the resigning Shareholders' Representative's giving of notice of resignation, the resigning Shareholders' Representative (or Parent if the resigning Shareholders' Representative does not act) may, on behalf of the Approving Holders, appoint a successor Shareholders' Representative. Upon the acceptance of any appointment as the Shareholders' Representative thereunder by a successor Shareholders' Representative, such successor Shareholders' Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Shareholders' Representative, and the resigning Shareholders' Representative shall be discharged from its duties and obligations as the Shareholders' Representative under this Agreement. After any resigning Shareholders' Representative's resignation or removal hereunder as the Shareholders' Representative, the provisions of this Article XIII shall inure to his benefit as to any actions taken or omitted to be taken by it while it was the Shareholders' Representative. Any successor Shareholders' Representative shall by means of execution of a counterpart hereof be bound by the terms of this Agreement applicable to the Shareholders' Representative. Notwithstanding the foregoing, upon the death or disability of Irvin Saltzman, Jami Saltzman-Levy shall automatically succeed as Shareholders' Representative without any further action on the part of any Person.

            (f) The provisions of this Article XIII shall in no way impose any obligations on Parent or Buyer. In particular, notwithstanding any notice received by Parent or Buyer to the contrary (except any notice of the appointment of a successor Shareholders' Representative approved by Parent) and absent bad faith or willful misconduct, Parent and Buyer (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Shareholders with respect to, actions, decisions and determinations of the Shareholders' Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Shareholders' Representative are fully authorized by all of the Shareholders.

                                   ARTICLE XIV

                                  MISCELLANEOUS

            Section 14.1 Survival of Covenants, Representations and Warranties. Each of the covenants, representations and warranties of Parent, Buyer, PIC and the Shareholders in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter, except as limited by Section 11.1(c),
Section 11.2(b) and Section 12.5; provided, that nothing in Articles XI or XII or this Section 14.1 shall relieve the parties or their respective Representatives of any liability following the Closing Date for any willful or fraudulent misrepresentations contained herein or in any other certificate or writing delivered pursuant hereto.

            Section 14.2 Amendments; No Waivers.

            (a) Any provision of this Agreement (including the PIC Disclosure Letter, the Parent Disclosure Letter and the Exhibits hereto) may be amended or waived at any time prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by PIC, the Shareholders' Representative, Parent and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

            Section 14.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given upon receipt when delivered in person, by facsimile (receipt confirmed) or by overnight courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Buyer, to:

                           United National Group, Ltd.
                           Walker House, 87 Mary Street
                           P.O. Box 908GT
                           George Town, Grand Cayman
                           Cayman Islands
                           Attention: Chief Executive Officer
                           Facsimile No.: (345) 949-7886

            with a copy to:

                           United National Group, Ltd.
                           c/o United National Insurance Company
                           Three Bala Plaza, East
                           Suite 300
                           Bala Cynwyd, PA 19004
                           Attention: Kevin L. Tate
                           Facsimile No.: (610) 660-8884
            and:

                           United National Insurance Company
                           Three Bala Plaza, East
                           Suite 300
                           Bala Cynwyd, PA 19004
                           Attention: William F. Schmidt
                           Facsimile No.: (610) 660-8884

            with a copy to:

                           United National Insurance Company
                           Three Bala Plaza, East
                           Suite 300
                           Bala Cynwyd, PA 19004
                           Attention: Richard S. March
                           Facsimile No.: (610) 660-6800

            with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention: Daniel Wolf
                           Facsimile No.: (212) 735-2000

            if to PIC, to:

                           Penn Independent Corporation
                           420 South York Road
                           Hatboro, Pennsylvania 19040
                           Attention: Robert A. Lear
                           Facsimile No.: (215) 441-8618 ((215) 443-3699 must be
                                          called prior to any facsimile
                                          transmissions)

            with a copy (which shall not constitute notice) to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, Pennsylvania 19107
                           Attention: Stephen M. Goodman
                           Facsimile No.: (215) 963-5001
            if to the Shareholders or the Shareholders' Representative:

                           Irvin Saltzman
                           431 Chilean Avenue
                           Palm Beach, Florida 33480
                           Facsimile No.: (561) 805-9591

            Section 14.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent or Buyer may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights or obligations under this Agreement, but any such transfer or assignment shall not relieve Parent or Buyer of its obligations hereunder.

            Section 14.5 Governing Law. This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the law of the Commonwealth of Pennsylvania (without regard to principles of conflicts or choice of laws) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

            Section 14.6 Jurisdiction. Except as set forth in Section 7.10, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Commonwealth of Pennsylvania, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.3 shall be deemed effective service of process on such party.

            Section 14.7 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            Section 14.8 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 14.9 Entire Agreement. This Agreement (including the PIC Disclosure Letter, the Parent Disclosure Letter and the Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede and can-cel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof and thereof.

            Section 14.10 Third Party Beneficiaries. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a permitted successor or assign of such a party.

            Section 14.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            Section 14.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder without proof of actual damages and without any requirement for the securing or posting of any bond. Such remedy shall not be deemed to be the exclusive remedy for a party's breach of its obligations but shall be in addition to all other remedies available at law or equity.

            Section 14.13 Construction; Interpretation.

            (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) unless otherwise specified herein, the term "affiliate," with respect to any Person, shall mean and include any Person controlling, controlled by or under common control with such Person, (ii) the term "including" shall mean "including, without limitation," (iii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iv) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the PIC Disclosure Letter, the Parent Disclosure Letter and the Exhibits hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified, (v) the word "or" shall not be exclusive, and (vi) Parent, Buyer, PIC and the Shareholders and will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires). Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

            (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            (c) Any reference to any federal, state, local or non-United States statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

            Section 14.14 Changes in PNG Common Stock. For all purposes of this Agreement, the PNG Shares shall include any securities issued or exchanged with respect to such PNG Shares upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of PNG or any other change in PNG's capital structure.

            Section 14.15 Obligations of Each of the Shareholders and PIC. Whenever this Agreement requires PIC to take any action or to fail to take any action at or prior to the Closing, that requirement shall be deemed to include an agreement and undertaking on the part of each of the Shareholders to cause PIC to take that action or to fail to take that action, as applicable.

                            [Signature page follows]

            IN WITNESS WHEREOF, Parent, Buyer, PIC, each of the Shareholders and the Shareholders' Representative, in his capacity as the Shareholders' Representative, have executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

UNITED NATIONAL GROUP, LTD.                UNITED NATIONAL INSURANCE
                                           COMPANY

By: /s/ David R. Bradley                   By: /s/ William F. Schmidt
    ----------------------------------         ---------------------------------
Name: David R. Bradley                     Name: William F. Schmidt
Title: Chief Executive Officer             Title: President & CEO

PENN INDEPENDENT CORPORATION               IRVIN SALTZMAN TRUST
                                           DATED FEBRUARY 18, 1989

By: /s/ Robert A. Lear                     /s/ Irvin Saltzman
    ----------------------------------     -------------------------------------
Name: Robert A. Lear                       Irvin Saltzman, Trustee
Title: Chief Executive Officer

JON S. SALTZMAN IRREVOCABLE TRUST,         JAMI LYNN SALTZMAN IRREVOCABLE TRUST,
DATED MAY 20, 1985                         DATED MAY 20, 1985

By: /s/ Jon S. Saltzman                    By: /s/ Jon S. Saltzman
    ----------------------------------         ---------------------------------
    Jon S. Saltzman, Trustee                   Jon S. Saltzman, Trustee

By: /s/ E. Anthony Saltzman                By: /s/ E. Anthony Saltzman
    ----------------------------------         ---------------------------------
    E. Anthony Saltzman, Trustee               E. Anthony Saltzman, Trustee

By: /s/ Jami Lynn Saltzman-Levy            By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------         ---------------------------------
    Jami Lynn Saltzman-Levy, Trustee           Jami Lynn Saltzman-Levy, Trustee

E. ANTHONY SALTZMAN                        JAN-CAROL POTTS IRREVOCABLE
IRREVOCABLE TRUST,                         TRUST, DATED MAY 20, 1985
DATED MAY 20, 1985

By: /s/ Jon S. Saltzman                    By: /s/ Jon S. Saltzman
    ----------------------------------         ---------------------------------
    Jon S. Saltzman, Trustee                   Jon S. Saltzman, Trustee

By: /s/ E. Anthony Saltzman                By: /s/ E. Anthony Saltzman
    ----------------------------------         ---------------------------------
    E. Anthony Saltzman, Trustee               E. Anthony Saltzman, Trustee

By: /s/ Jami Lynn Saltzman-Levy            By:  /s/ Jami Lynn Saltzman-Levy
    ----------------------------------          --------------------------------
   Jami Lynn Saltzman-Levy, Trustee             Jami Lynn Saltzman-Levy, Trustee

LIANE B. SALTZMAN IRREVOCABLE TRUST,     RYAN LYNCH SALTZMAN 1996
DATED MAY 20, 1985                       IRREVOCABLE TRUST,
                                         DATED DECEMBER 18, 1996

By: /s/ Jon S. Saltzman
    ----------------------------------
    Jon S. Saltzman, Trustee

By: /s/ E. Anthony Saltzman              By: /s/ Jon S. Saltzman
    ----------------------------------       -----------------------------------
    E. Anthony Saltzman, Trustee             Jon S. Saltzman, Trustee

By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------
    Jami Lynn Saltzman-Levy, Trustee

KATHRYN THERESA SALTZMAN 1996            IAN ASHER SALTZMAN 1996
IRREVOCABLE TRUST,                       IRREVOCABLE TRUST,
DATED DECEMBER 18, 1996                  DATED DECEMBER 18, 1996

By: /s/ Jon S. Saltzman                  By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------       -----------------------------------
    Jon S. Saltzman, Trustee                 Jami Lynn Saltzman-Levy, Trustee

LEE JORDAN SALTZMAN 1996                 SAMUEL LEE SALTZMAN 1996
IRREVOCABLE TRUST,                       IRREVOCABLE TRUST,
DATED DECEMBER 18, 1996                  DATED DECEMBER 18, 1996

By: /s/ Jami Lynn Saltzman-Levy          By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------       -----------------------------------
    Jami Lynn Saltzman-Levy, Trustee         Jami Lynn Saltzman-Levy, Trustee

STEFANIE LEA SALTZMAN 1996               JONI LYNN ANDERSON 1996
IRREVOCABLE TRUST,                       IRREVOCABLE TRUST,
DATED DECEMBER 18, 1996                  DATED DECEMBER 18, 1996

By: /s/ Jami Lynn Saltzman-Levy          By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------       -----------------------------------
    Jami Lynn Saltzman-Levy, Trustee         Jami Lynn Saltzman-Levy, Trustee

ERIK DOUGLAS ANDERSON 1996               MADISON LOUISE SALTZMAN 1998
IRREVOCABLE TRUST,                       IRREVOCABLE TRUST,
DATED DECEMBER 18, 1996                  DATED SEPTEMBER 23, 1998

By: /s/ Jami Lynn Saltzman-Levy          By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------       -----------------------------------
    Jami Lynn Saltzman-Levy, Trustee         Jami Lynn Saltzman-Levy, Trustee

NICHOLAS ANDREW SALTZMAN                 JACOB ALLAN ANDERSON TRUST,
TRUST, DATED SEPTEMBER 23, 1998          DATED FEBRUARY 17, 1999

By: /s/ Jami Lynn Saltzman-Levy          By: /s/ Jami Lynn Saltzman-Levy
    ----------------------------------       ----------------------------------
    Jami Lynn Saltzman-Levy, Trustee         Jami Lynn Saltzman-Levy, Trustee

JON S. SALTZMAN                          E. ANTHONY SALTZMAN

/s/ Jon S. Saltzman                      /s/ Jami Lynn Saltzman-Levy
--------------------------------------   --------------------------------------

JAMI LYNN SALTZMAN-LEVY                  LIANE B. ANDERSON

/s/ Jami Lynn Saltzman-Levy              /s/ Jami Lynn Saltzman-Levy
--------------------------------------   --------------------------------------

JAN-CAROL SALTZMAN                       SHAREHOLDERS' REPRESENTATIVE

/s/ Jan-Carol Saltzman                   By: /s/ Jami Lynn Saltzman-Levy
--------------------------------------       ----------------------------------
                                         Name: Irvin Saltzman
                                         Title: Shareholders' Representative

                                       3